Exhibit 10.1

J.P.Morgan

CREDIT AGREEMENT
dated as of December 1, 2010,
as amended and restated as of
 August 8, 2013
among
VISHAY INTERTECHNOLOGY, INC.,
The Subsidiary Borrowers Party Hereto,
The Lenders Party Hereto
 and
JPMORGAN CHASE BANK, N.A., as Administrative Agent
__________________________
J.P. MORGAN SECURITIES LLC,
COMERICA SECURITIES, INC,
RBS CITIZENS, N.A. AND
 HSBC BANK USA, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners
J.P. MORGAN SECURITIES LLC,
COMERICA BANK,
RBS CITIZENS, N.A. and
 HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Syndication Agents

BANK LEUMI USA AND
 UNICREDIT BANK AG,
as Co-Documentation Agents

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SCHEDULES:
Schedule 1.01A                                                 —            Existing Letters of Credit
Schedule 1.01B                                                  —            Scheduled Reorganizations
Schedule 2.01                                                      —            Commitments
Schedule 3.11                                                      —            Subsidiaries and Joint Ventures
Schedule 3.12                                                      —            Insurance
Schedule 5.13                                                      —            Post-Closing Collateral Obligations
Schedule 6.01                                                      —            Existing Indebtedness
Schedule 6.02                                                      —            Existing Liens
Schedule 6.04                                                      —            Existing Investments
Schedule 6.10                                                      —            Existing Restrictions

EXHIBITS:
Exhibit A                                       —            Form of Assignment and Assumption
Exhibit B                                        —            Form of Borrowing Request
Exhibit C                                        —            Form of Guarantee and Collateral Agreement
Exhibit D                                       —            Form of Compliance Certificate
Exhibit E                                        —            Form of Interest Election Request
Exhibit F                                        —            Form of Perfection Certificate
Exhibit G                                       —            Form of Subsidiary Borrower Agreement
Exhibit H                                       —            Form of Subsidiary Borrower Termination
Exhibit I                                          —            Form of Intercompany Subordination Agreement
Exhibit J-1                                    —            Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-2                                    —            Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-3                                    —            Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-4                        —             Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

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CREDIT AGREEMENT dated as of December 1, 2010, as amended and restated as of August 8, 2013 (this "Agreement"), among VISHAY INTERTECHNOLOGY, INC., the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Borrower, certain of the Lenders and the Administrative Agent are parties to the Existing Credit Agreement (such term and other capitalized terms used in this preliminary statement having the meanings assigned in Section 1.01 hereof) and have agreed, subject to the conditions set forth in Section 4.01, to amend and restate the Existing Credit Agreement in the form of this Agreement.
This Agreement amends and restates in its entirety, but does not constitute a novation of, the Existing Credit Agreement.
Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.                                        Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

"ABR", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.
"Acquired Person" has the meaning assigned to such term in the definition of the term "Permitted Acquisition".
"Acquisition Basket Amount" means an amount equal to $750,000,000; provided that, of such aggregate amount, an amount of not less than $300,000,000 shall be funded entirely with cash located outside of the United States of America and held by a Foreign Subsidiary and no portion of such cash shall be provided by, or represent an Investment by, any Domestic Subsidiary or shall represent the proceeds of the incurrence of Indebtedness by any Domestic Subsidiary.
"Acquisition Basket Expenditures" means Investments made pursuant to Section 6.04(m) and Investments made pursuant to Section 6.04(q), in each case that are based on usage of the Acquisition Basket Amount.
"Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.
"Affiliate" means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 6.09, the term "Affiliate" also means any Person that is a director or an executive officer of the Person specified, any Person that directly or indirectly beneficially owns Equity Interests in the Person specified representing 10% or more of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Person specified and any Person that would be an Affiliate of any such beneficial owner pursuant to this definition (but without giving effect to this proviso).
"Aggregate Commitment" means the sum of the Commitments of all the Revolving Lenders.
"Aggregate Revolving Exposure" means the sum of the Revolving Exposures of all the Revolving Lenders.
"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%.  For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum determined in accordance with the definition of "LIBO Rate" herein, as the screen or quoted rate at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
"Anti-Corruption Laws" means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other laws, rules, and regulations of any jurisdiction applicable to the Company and its Subsidiaries concerning or relating to bribery, money laundering or corruption.
"Applicable Percentage" means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Commitment represented by such Lender's Commitment at such time; provided that, in the case of Section 2.19, when a Defaulting Lender shall exist, "Applicable Percentage" shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender's status as a Defaulting Lender at the time of determination.

"Applicable Rate" means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to the facility fees payable hereunder, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread" or "Facility Fee Rate", as the case may be, based upon the Leverage Ratio as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or Section 5.01(b) as of and for the fiscal quarter ended June 29, 2013, the Applicable Rate shall be based on the rates per annum set forth in Category 2:
Leverage Ratio:	Eurocurrency Spread	ABR Spread	Facility Fee Rate
Category 1 ≥ 2.50 to 1.00	2.00%	1.00%	0.50%
Category 2 < 2.50 to 1.00 ≥ 1.50 to 1.00	1.75%	0.75%	0.35%
Category 3 < 1.50 to 1.00	1.50%	0.50%	0.30%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change.  Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category 1 (i) at the request of the Required Lenders, at any time that an Event of Default has occurred and is continuing or (ii) if the Company fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.
"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Arrangers" means J.P.  Morgan Securities LLC, Comerica Securities, Inc., RBS Citizens, N.A., and HSBC Bank USA, National Association, in their capacities as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent in its reasonable discretion.
"Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
"Available Liquidity" means, as of any date, the sum of (a) the aggregate amount of unused Commitments in effect as of such date, or, if less, the amount of Loans that could be made on such date pursuant to such Commitments that would not cause the Leverage Ratio on such date to equal or exceed 2.75 to 1.00, and (b) the amount of Unrestricted Cash (including Permitted Investments) as of that date.
"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
"Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.
"Borrowers" means the Company and the Subsidiary Borrowers.
"Borrowing" means (a) Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
"Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03 or Section 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent in its reasonable discretion.
"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such period prepared in accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets to substantially the same condition as that of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures to the extent made with the proceeds of any grant received during such period by the Company or any Subsidiary from any Governmental Authority, (iii) expenditures that constitute Permitted Acquisitions or Acquisition Basket Expenditures and (iv) the purchase price of property, plant or equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus property, plant or equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus property, plant or equipment and (b) such portion of principal payments on Capital Lease Obligations made by the Company and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment.
"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such or any other amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty.  For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
"CFC" means (a) each Person that is a "controlled foreign person" for purposes of the Code and (b) each subsidiary of any such controlled foreign person.
"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, of Equity Interests in the Company representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; (b) persons who were (i) directors of the Company on the Effective Date, (ii) nominated by the board of directors of the Company or (iii) appointed by directors who were directors of the Company on the Effective Date or were nominated as provided in clause (ii) above, in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors on the board of directors of the Company (other than any such solicitation made by the board of directors of the Company), ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Company; or (c) the occurrence of any "change of control" (or similar event, however denominated) with respect to the Company under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Company or any Subsidiary.

"Change in Law" means the occurrence, after the Effective Date, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
"Charitable Organization" has the meaning assigned to such term in the definition of the term "Permitted Transferee".
"Class B Common Stock" means the Class B Common Stock, $0.10 par value per share, of the Company.
"CNI Basket Amount" means, at any date, an aggregate amount equal to 20% of cumulative Consolidated Net Income during the period (treated as one accounting period) from December 31, 2012 to the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or Section 5.01(b).
"CNI Expenditures" means Investments made pursuant to Section 6.04(m), Investments made pursuant to Section 6.04(q) and Restricted Payments made pursuant to Section 6.08(a)(viii), in each case that are based on usage of the CNI Basket Amount.
"Code" means the Internal Revenue Code of 1986.
"Collateral" means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
"Collateral Agreement" means the Guarantee and Collateral Agreement among the Company, the Domestic Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.
"Collateral and Guarantee Requirement" means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Company and each Designated Domestic Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Domestic Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Designated Domestic Subsidiary;
(b) all Equity Interests in any Subsidiary owned directly by or on behalf of any Domestic Loan Party shall have been pledged pursuant to the Collateral Agreement (or, in the case of Equity Interests in any Subsidiary owned directly by or on behalf of any Domestic Loan Party that is a Foreign DRE, a Foreign DRE Pledge Agreement) or, in the case of Equity Interests in any Foreign Subsidiary or any Foreign DRE, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Foreign Pledge Agreement (provided that the Domestic Loan Parties shall not be required to pledge Equity Interests in any Foreign Subsidiary that is not a Designated Foreign Subsidiary or Equity Interests in any Foreign DRE that is not a Designated Domestic Subsidiary and shall not be required to pledge more than 65% of the voting power of the outstanding voting Equity Interests of any Designated Foreign Subsidiary), and the Administrative Agent shall, to the extent required by the Collateral Agreement, such Foreign DRE Pledge Agreement or such Foreign Pledge Agreement, as applicable, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c) (i) all Indebtedness of the Company and each Subsidiary and (ii) all Indebtedness (other than Permitted Investments) of any other Person in a principal amount of $1,000,000 or more that, in each case, is owing to any Domestic Loan Party (other than any Foreign DRE) shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;
(e) each Domestic Loan Party (other than any Foreign DRE) shall have obtained all landlord, warehouseman, agent, bailee and processor acknowledgments required to be obtained by it pursuant to the Collateral Agreement and all other consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(f) if the Company shall have designated any Foreign Subsidiary Borrower pursuant to Section 2.20, (i) the Administrative Agent shall have received from each Designated Foreign Subsidiary (excluding each Israeli-Owned Subsidiary that is not a Foreign Subsidiary Borrower and each Israeli Subsidiary) a counterpart of a Foreign Guarantee Agreement duly executed and delivered on behalf of such Person and (ii) all Equity Interests in any Foreign Subsidiary Loan Party owned by or on behalf of any Foreign Subsidiary Loan Party shall have been pledged pursuant to a Foreign Pledge Agreement and the Administrative Agent shall, to the extent required by a Foreign Pledge Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent, in consultation with the Company, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Company and its Affiliates (including the imposition of withholding or other Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
"Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased pursuant to Incremental Commitments of such Lender pursuant to Section 2.21.  The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Incremental Facility Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders' Commitments on the Effective Date is $640,000,000.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
"Company" means Vishay Intertechnology, Inc., a Delaware corporation.

"Compliance Certificate" means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent in its reasonable discretion.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP (except for any such interest or other financing costs capitalized on or prior to the last day of the fiscal quarter ended October 2, 2010) and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs (including debt issuance costs) paid in a previous period (except for any noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid on or prior to the last day of the fiscal quarter ended October 2, 2010) and (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.
"Consolidated EBITDA" means, for any period (including any period a portion of which occurs prior to the Effective Date), Consolidated Net Income for such period, plus
(a)	without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i)	consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations), determined on a consolidated basis in accordance with GAAP,
(ii)	consolidated income tax expense for such period,
(iii)	all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),
(iv)	any extraordinary charges for such period,
(v)	any noncash charges for such period (excluding any additions to bad debt reserves or bad debt expense),

(vi)	any losses attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(vii)	the cumulative effect of a change in accounting principles,
(viii)
restructuring charges and reserves in an aggregate amount not to exceed $25,000,000 for any period of four consecutive fiscal quarters (provided that 50% of any unused amount under this clause (viii) during each fiscal year may be carried forward to, and applied to restructuring charges and reserves taken, at any time during, the next succeeding fiscal year; provided, further, that all restructuring charges and reserves taken in any fiscal year shall be deemed to first utilize the $25,000,000 basket for such year prior to utilizing any such carry-forward amount), and

(ix)
restructuring charges and reserves in connection with any Material Acquisition (i) that are taken substantially simultaneously with the consummation of such Material Acquisition and (ii) substantially all the cash expenditures in connection with which are anticipated to occur during the one-year period following the date of such consummation, in a cumulative aggregate amount not exceeding $100,000,000 in respect of all fiscal periods ending on or after September 30, 2012;

and minus
(b)	without duplication and to the extent included in determining such Consolidated Net Income,
(i)	any extraordinary gains for such period,
(ii)	any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(iii)	the cumulative effect of a change in accounting principles, and
(iv)	any non-cash credit for such period;
provided that any cash expenditure or receipt made with respect to any noncash items added back or deducted in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v)  or (b)(iv) above (or that would have been added back or deducted had this Agreement been in effect during such prior period) shall be subtracted or added back, as applicable, in computing Consolidated EBITDA for the period in which such cash expenditure or receipt is made; provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition, or any exclusive license, of assets by the Company or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions and licenses in the ordinary course of business.
"Consolidated Net Income" means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary (other than Facilities Service GmbH, so long as it is accounted for by the equity method and engages only in businesses substantially the same as those in which it engages on the Effective Date) except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clauses (b) and (c) below, to any other consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than any Domestic Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon the Company or any Subsidiary or any law applicable to the Company or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.

"Consolidated Tangible Net Worth" shall mean on any date the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all liabilities, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, capitalized software, customer relationships, non-competition agreements and other intangible assets, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.
"Convertible Senior Debentures" means, collectively, (a) the 2.25% Convertible Senior Debentures due 2040 issued by the Company under the Indenture dated as of November 9, 2010, between the Company and Wilmington Trust Company, as trustee, (b) 2.25% Convertible Senior Debentures due 2041 issued by the Company under the Indenture dated as of May 13, 2011, between the Company and Wilmington Trust Company, as trustee, and (c) the 2.25% Convertible Senior Debentures due 2042 issued by the Company under the Indenture dated as of May 31, 2012, between the Company and Union Bank, N.A., as trustee.
"Credit Party" means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.
"Default" means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

"Defaulting Lender" means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party's receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has (i) become the subject of a Bankruptcy Event or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company, each Issuing Bank, the Swingline Lender and each Revolving Lender.
"Designated Domestic Subsidiary" means (a) each Domestic Subsidiary Borrower and (b) each Material Domestic Subsidiary.
"Designated Foreign Subsidiary" means (a) each Foreign Subsidiary Borrower and (b) each Material Foreign Subsidiary.
"Designated Subsidiary" means each Designated Domestic Subsidiary and each Designated Foreign Subsidiary.
"Documentation Agents" means Bank Leumi USA and UniCredit Bank AG, each in its capacity as a co-documentation agent for the credit facilities provided for herein.

"Disqualified Equity Interest" means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)
matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)
is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)
is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Maturity Date; provided, however, that an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an "asset sale" or a "change of control" (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement is subject to the prior repayment in full of all the Loans and all other Loan Documents Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments.
"dollars" or "$" refers to lawful money of the United States of America.
"Domestic Loan Party" means the Company and each Domestic Subsidiary Loan Party.
"Domestic Parallel Debt" has the meaning assigned to such term in the Collateral Agreement.
"Domestic Secured Obligations" means all the Secured Obligations that are obligations of any Domestic Loan Party (other than the Domestic Parallel Debt of such Domestic Loan Party).
"Domestic Subsidiary" means any Subsidiary (a) incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia or (b) that is considered to be a "disregarded entity" for United States Federal income tax purposes that, in the case of each of clauses (a) and (b), is not owned, directly or indirectly, by a Foreign Subsidiary that is a CFC.
"Domestic Subsidiary Borrower" means each Subsidiary Borrower that is a Domestic Subsidiary.

"Domestic Subsidiary Loan Party" means each Domestic Subsidiary that is a party to the Collateral Agreement.
"EBITDA" means, with respect to any Subsidiary for any period, the portion of Consolidated EBITDA attributable to such Subsidiary and its consolidated subsidiaries during such period.
"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
"Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or the Company, any Subsidiary or any other Affiliate of the Company or any Defaulting Lender.
"Engagement Letter" means the Engagement Letter dated July 11, 2013, among the Company, the Administrative Agent and JPMorgan Securities LLC, in its capacity as an Arranger.
"Environmental Laws" means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of, or exposure to, any Hazardous Material or to related health or safety matters.
"Environmental Liability" means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Equity Interests" means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding, in each case, Indebtedness convertible by its terms into Equity Interests.
"ERISA" means the Employee Retirement Income Security Act of 1974.
"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in "at-risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.
"Eurocurrency", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
"Event of Default" has the meaning assigned to such term in Article VII.
"Exchange Act" means the United States Securities Exchange Act of 1934.
"Excluded Collateral" has the meaning assigned to such term in the Collateral Agreement.
"Excluded Swap Obligation" means, with respect to each Guarantor and Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof), in each case as provided for in this Agreement, is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's or Grantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest by such Grantor, in each case as provided for in this Agreement, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction (or any political subdivision thereof)  imposing such Taxes or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

"Existing Credit Agreement" means the Credit Agreement, dated as of December 1, 2010, as amended and in effect immediately prior to the Effective Date, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
"Existing Letter of Credit" means each letter of credit previously issued pursuant to the Existing Credit Agreement for the account of the Company or any Subsidiary that (a) is outstanding on the Effective Date and (b) is listed on Schedule 1.01A.
"FATCA" means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.
"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
"Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
"Foreign DRE" means a Domestic Subsidiary meeting the criteria set forth in clause (b) of the definition of the term "Domestic Subsidiary" but not meeting the criteria set forth in clause (a) of the definition of such term.
"Foreign DRE Pledge Agreement" means a pledge or charge agreement granting a Lien on Equity Interests in a Subsidiary owned directly by or on behalf of any Domestic Loan Party that is a Foreign DRE to secure the Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent.

"Foreign Guarantee Agreement" means a guarantee agreement of a Foreign Subsidiary Loan Party pursuant to which such Foreign Subsidiary Loan Party shall Guarantee the Foreign Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent.
"Foreign Pledge Agreement" means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary or Foreign DRE to secure the Foreign Secured Obligations or the Secured Obligations, as applicable, governed by the law of the jurisdiction of organization of such Foreign Subsidiary or Foreign DRE and in form and substance reasonably satisfactory to the Administrative Agent.
"Foreign Secured Obligations" means all the Secured Obligations that are obligations of any Foreign Subsidiary Loan Party.
"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.
"Foreign Subsidiary Borrower" means each Subsidiary Borrower that is a Foreign Subsidiary.
"Foreign Subsidiary Loan Party" means (a) each Foreign Subsidiary Borrower and (b) each Foreign Subsidiary that is a party to a Foreign Guarantee Agreement.
"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender's Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender's Applicable Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Revolving Lenders.
"GAAP" means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.
"Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Company)).
"Hazardous Materials"  means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
"Hedging Agreement" means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.
"Incremental Commitments" means, with respect to any Lender, the commitment, if any, of such Lender, established in accordance with Section 2.21 pursuant to an Incremental Facility Agreement, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure under such Incremental Facility Agreement.
"Incremental Facility Agreement" means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Revolving Lenders, establishing Incremental Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

"Incremental Revolving Lender" means a Lender with an Incremental Commitment.
"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person (i) for borrowed money or (ii) with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including, for the avoidance of doubt, obligations owed to the late Dr. Felix Zandman or his estate under the Zandman Employment Agreement), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (i) all Guarantees by such Person of Indebtedness of others.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Indemnitee" has the meaning assigned to such term in Section 9.03(b).
"Information" has the meaning assigned to such term in Section 9.12.
"Intercompany Subordination Agreement" means the Intercompany Subordination Agreement in the form of Exhibit I or any other form approved by the Administrative Agent in its reasonable discretion.
"Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit E or any other form approved by the Administrative Agent in its reasonable discretion.

"Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
"Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, 12 months thereafter), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
"Investment" means, with respect to a specified Person, (i) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (ii) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of any other Person or assets constituting a business unit, line of business, division or product line of any other Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term "Guarantee", (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests or other property as of the time of the transfer, without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities  or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests at the time of the issuance thereof.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

"IP Security Agreements" has the meaning assigned to such term in the Collateral Agreement.
"IRS" means the United States Internal Revenue Service.
"Israeli Subsidiary" means each Subsidiary that is incorporated or organized under the laws of the State of Israel.
"Israeli-Owned Subsidiary" means each direct or indirect subsidiary of an Israeli Subsidiary that is not an Israeli Subsidiary.
"Issuing Bank" means (a) JPMorgan Chase Bank, N.A., (b) solely in respect of any Existing Letter of Credit, the Person that is the issuer thereof and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
"LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.
"LC Exposure" means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
"Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

"Letter of Credit" means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a "Letter of Credit" outstanding hereunder pursuant to Section 9.05.
"Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.
"LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period.  In the event that such rate does not  appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the "LIBO Rate" shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing and any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
"Loan Documents" means this Agreement, the Collateral Agreement, the other Security Documents, the Subsidiary Borrower Agreements, the Subsidiary Borrower Terminations, the Incremental Facility Agreements, the Foreign Guarantee Agreements, the Intercompany Subordination Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c).
"Loan Documents Obligations" has the meaning set forth in the Collateral Agreement.
"Loan Party" means the Company, each Subsidiary Borrower and each other Subsidiary Loan Party.
"Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

"Material Acquisition" means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $75,000,000.
"Material Adverse Effect" means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.
"Material Disposition" means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $75,000,000.
"Material Domestic Subsidiary" means each Domestic Subsidiary (a) the consolidated total assets of which exceed $25,000,000 or (b) the consolidated EBITDA of which exceeds $10,000,000, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to the date of this Agreement); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated EBITDA of all Subsidiaries that would not constitute Material Domestic Subsidiaries in accordance with the foregoing shall have exceeded 20% of the combined consolidated total assets of the Company and the Domestic Subsidiaries or 20% of the combined consolidated EBITDA of the Company and the Domestic Subsidiaries, then one or more of such Domestic Subsidiaries that would not otherwise be Material Domestic Subsidiaries shall for all purposes of this Agreement be and automatically become Material Domestic Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated EBITDA, as the case may be, until such excess shall have been eliminated.

"Material Foreign Subsidiary" means each Foreign Subsidiary (a) the consolidated total assets of which exceed $125,000,000 or (b) the consolidated EBITDA of which exceeds $20,000,000, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of Company most recently ended prior to the date of this Agreement).
"Material Indebtedness" means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount of $25,000,000 or more.  For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
"Material Subsidiary" means each Material Domestic Subsidiary and each Material Foreign Subsidiary.
"Maturity Date" means the fifth anniversary of the Effective Date.
"MNPI" means material information concerning the Company and the other Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.
"Moody's" means Moody's Investors Service, Inc., and any successor to its rating agency business.
"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
"Net Debt" means, on any date, an amount equal to (a) Total Indebtedness as of such date, less (b) the aggregate amount of Unrestricted Cash.
"Non-Defaulting Lender" means, at any time, any Lender that is not a Defaulting Lender at such time.
"Non-U.S. Lender" means a Lender that is not a U.S. Person.
"Original Effective Date" means December 1, 2010, the date on which the Existing Credit Agreement became effective.
"Original Indebtedness" has the meaning assigned to such term in the definition of the term "Refinancing Indebtedness".

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
"Parent" means, with respect to any Lender, any Person of which such Lender is a direct or indirect subsidiary.
"Participant Register" has the meaning assigned to such term in Section 9.04(c).
"Participants" has the meaning set forth in Section 9.04(c).
"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
"Perfection Certificate" means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent in its reasonable discretion.
"Permitted Acquisition" means the purchase or other acquisition by the Company or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if
(a)
in the case of any purchase or other acquisition of Equity Interests in a Person, upon the consummation of such acquisition, such Person and each of its subsidiaries (collectively, the "Acquired Person"), other than less than wholly-owned Subsidiaries or Foreign Subsidiaries meeting the requirements of clause (v)(A) and (B) below, will be a wholly-owned Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person) or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Domestic Subsidiary Loan Party; provided that

(i)	such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Company or any Subsidiary,
(ii)	all transactions related thereto are consummated in all material respects in accordance with applicable law,

(iii)
the business of the Acquired Person, or such assets, as the case may be, constitute a business of the type conducted by the Company and the Subsidiaries on the Effective Date and businesses reasonably related or incidental thereto,

(iv)
with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term "Collateral and Guarantee Requirement" shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), and

(v)
(A) as of the last day of and for the period of four consecutive fiscal quarters ending on the fiscal quarter of the Acquired Person most recently ended prior to the consummation of such purchase or acquisition for which financial statements of such Acquired Person are available, each of the combined total assets and combined total revenues of all Foreign Subsidiaries and less than wholly-owned Subsidiaries, taken together, included in such Acquired Person shall not have exceeded 20% of the combined total assets or combined total revenues, respectively, of the Acquired Person and (B) as of the date of the consummation of such purchase or acquisition, no more than 20% of such assets shall be located outside of the United States of America;

(vi)	at the time of and immediately after giving effect to any such purchase or other acquisition,
(A)	no Default shall have occurred and be continuing,
(B)
the Company shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b) (provided that, for purposes of Section 6.13, the maximum permitted Leverage Ratio shall be deemed to be 2.75 to 1.00), and

(C)
the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clauses (v) and (vi)(B) above.

"Permitted Class B Holder" means a holder of record of shares of Class B Common Stock that is a Permitted Holder under clause (a) of the definition of such term.
"Permitted Encumbrances" means:
(a)	Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;
(b)
carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.06;

(c)	pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws;
(d)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations (including to customs authorities), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)	judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)
easements, covenants, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and other minor title imperfections with respect to real property, that in each case do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)
banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h)
Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignments entered into by the Company and the Subsidiaries in the ordinary course of business;

(i)	[Reserved];
(j)
leases, licenses, subleases or sublicenses in each case, granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Company or any Subsidiary, provided that any such leases, licenses, subleases or sublicenses relating to Intellectual Property are permitted by the provisions of Section 6.02 and Section 6.05;

(k)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;

(m)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
(n)	Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment;
(o)	any interest or title of a lessor or sublessor under leases entered into by the Company or any Subsidiaries, as tenant, in the ordinary course of business;
(p)
Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q)	Liens solely on any cash earnest money deposits made by Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(r)	deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;
(s)
Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness (other than any Indebtedness relating to deposits or advances set forth in clause (a)(ii) of the definition of Indebtedness, to the extent Liens with respect thereto are limited to the funds advanced or deposited); and

(t)	Liens deemed to exist in connection with Investments in repurchase obligations constituting Permitted Investments contemplated by clause (d) of the definition of "Permitted Investments";
provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness (other than any Indebtedness relating to deposits or advances set forth in clause (a)(ii) of the definition of Indebtedness secured by a Lien on the funds advanced or deposited).
"Permitted Holder" means (a) the late Dr. Felix Zandman, his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity that is controlled by him, his estate, heirs or any of his immediate family members and (b) any Permitted Transferee.
"Permitted Investments" means:
(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)
investments in commercial paper maturing within 365/366 days following the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or at least P-1 from Moody's;

(c)
investments in certificates of deposit, banker's acceptances and demand or time deposits, in each case maturing within 365/366 days following the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)
money market funds that (i) comply with the criteria set forth in Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated in one of the two highest ratings categories by each of S&P and Moody's and (iii) have portfolio assets of at least $2,000,000,000;

(f)	any fund or collective investment pooling arrangement the assets of which consist of only those investments described in clauses (a) through (e) above; and
(g)
in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are consistent with the investment practices of such Foreign Subsidiary as of the date hereof or as of the date such Foreign Subsidiary becomes a Subsidiary.

"Permitted IP Transfer" means one or more sales after the Effective Date of intellectual property owned by a Domestic Subsidiary to a Foreign Subsidiary; provided that (a) any such sale is made solely for cash consideration paid by the acquiring Foreign Subsidiary to such Domestic Subsidiary at the time of transfer in an amount not less than the fair market value of the intellectual property transferred, (b) no Liens (other than Permitted Encumbrances and Liens under the Security Documents) shall exist on any such transferred intellectual property at the time of its transfer and (c) the aggregate, cumulative fair market value of all such transferred intellectual property shall not exceed $125,000,000.
"Permitted Senior Unsecured Indebtedness" means senior capital markets Indebtedness of the Company that (a) is unsecured, (b) is not Guaranteed by any Subsidiary other than by Subsidiary Loan Parties on an unsecured basis and (c) does not mature or require any amortization payment to be made prior to the date that is 91 days after the Maturity Date.
"Permitted Subordinated Indebtedness" means capital markets Indebtedness of the Company the payment of which is subordinated to the Company's obligations in respect of the Loan Documents Obligations on market terms reasonably acceptable to, and approved in writing by, the Administrative Agent, and which Indebtedness (a) is unsecured, (b) is not Guaranteed by any Subsidiary other than by Subsidiary Loan Parties on an unsecured and subordinated basis on market terms reasonably acceptable to, and approved in writing by, the Administrative Agent, and (c) does not mature or require any amortization payment to be made prior to the date that is 91 days after the Maturity Date.

"Permitted Transferee" means, with respect to each Permitted Class B Holder,
(a)
in the case of a Permitted Class B Holder that is a natural person, (i) the spouse of such Permitted Class B Holder, any lineal descendant of a great grandparent of either such Permitted Class B Holder or the spouse of such Permitted Class B Holder, including adopted children; (ii) the trustee of a trust (whether testamentary, inter vivos or a voting trust) principally for the benefit of such Permitted Class B Holder and/or one or more of such Permitted Class B Holder's Permitted Transferees described in each subclause of this clause (a); (iii) any organization to which contributions are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Code (a "Charitable Organization"); (iv) a corporation, of which outstanding capital stock entitled to a majority of the votes in the election of directors is owned beneficially solely by, or a partnership, of which a majority of the partnership interests entitled to participate in the management of the partnership is owned beneficially solely by, such Permitted Class B Holder and/or one or more of such Permitted Class B Holder's Permitted Transferees determined under this clause (a); and (v) the estate of such Permitted Class B Holder;

(b)
in the case of a Permitted Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (other than pursuant to a trust described in clause (f) below), (i) any person transferring Class B Common Stock to such trust and (ii) any Permitted Transferee of any such transferor determined pursuant to clause (a) above;

(c)	in the case of a Permitted Class B Holder that is a Charitable Organization holding record and beneficial ownership of the shares of Class B Common Stock in question, any Permitted Class B Holder;
(d)
in the case of a Permitted Class B Holder that is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Common Stock in question upon its initial issuance by the Company, (i) a partner of such partnership or shareholder of such corporation at the time of issuance, and (ii) any Permitted Transferee (determined pursuant to clause (a) above) of any such partner or shareholder referred to in subclause (i) of this clause (d);

(e)
in the case of a Permitted Class B Holder that is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (d) above) holding record and beneficial ownership of the shares of Class B Common Stock in question, (i) any person transferring such shares of Class B Common Stock to such corporation or partnership and (ii) any Permitted Transferee of any such transferor determined under clause (a) above;

(f)
in the case of a Permitted Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust that was irrevocable at the time of issuance of the Class B Common Stock, (i) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (ii) any Permitted Transferee of any such person determined pursuant to clause (a) above; and

(g)
in the case of a Permitted Class B Holder that is the estate of a deceased Permitted Class B Holder or that is the estate of a bankrupt or insolvent Permitted Class B Holder, that holds record and beneficial ownership of the shares of Class B Common Stock in question, a Permitted Transferee of such deceased, bankrupt or insolvent Permitted Class B Holder as determined pursuant to clause (a), (b), (c), (d), (e) or (f) above, as the case may be.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed by the Company or any ERISA Affiliate.
"Platform" has the meaning assigned to such term in Section 9.16(b).
"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
"Private Side Lender Representatives" means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
"Public Side Lender Representatives" means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
"Qualifying Round-Trip Investment" means Investments made in connection with reorganizations or restructurings of the ownership of Foreign Subsidiaries consisting of (i) Investments by the Company and Domestic Loan Parties made solely with assets (including Equity Interests in Foreign Subsidiaries dividended or distributed, not more than 90 days prior to the date of such Investment, to the Company or a Domestic Loan Party), which shall not make payment of any consideration therefor, and (ii) temporary Investments by the Company or Domestic Loan Parties in Subsidiaries other than Domestic Loan Parties of assets (including Equity Interests in Foreign Subsidiaries held by the Company or Domestic Loan Parties), all of which assets are returned to the Company or Domestic Loan Parties, without the payment of any consideration therefor, not later than the 60th day after the date such Investment was initially made; provided that (i) no such Investment shall be made pursuant to the transfer (including by way of dividend, distribution or contribution) of any Intellectual Property (other than Intellectual Property transferred pursuant to a transfer of the Equity Interests of the Subsidiary that owns such Intellectual Property), or of any Collateral or result in the loss or suspension of, or the loss or suspension of the perfection of, any Lien on or security interest in any Collateral, and (ii) no such transaction or Investment in connection therewith could reasonably be expected to result in, and no such transaction or Investment in connection therewith shall have, a significant adverse impact on the Company or any other Domestic Loan Party.

"Ratings Condition" means the condition that (a) the public issuer or corporate credit rating assigned to the Company by S&P is BBB- or higher and (b) the public issuer rating assigned to the Company by Moody's is Baa3 or higher, in each case with a stable outlook or better.
"Recipient" means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
"Refinancing Indebtedness" means, in respect of any Indebtedness (the "Original Indebtedness"), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and reasonable fees, and expenses relating to such extension, renewal or refinancing; (b) the final maturity of such Refinancing Indebtedness shall not be earlier, and the weighted average life to maturity of such Refinancing Indebtedness shall not be shorter, than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 91 days after the Maturity Date; (d) such Refinancing Indebtedness shall not be issued or Guaranteed by the Company or any Subsidiary that was not the issuer of, or a guarantor of, such Original Indebtedness; (e) if such Original Indebtedness was subordinated to the Loan Documents Obligations, such Refinancing Indebtedness shall be subordinated to the Loan Documents Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Documents Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.
"Register" has the meaning set forth in Section 9.04(b)(iv).
"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person's Affiliates.
"Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the surface or subsurface environment or within, upon or underneath any building, structure, facility or fixture.

"Release Date" has the meaning assigned to such term in Section 9.13(b).
"Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time; provided that the Commitments of, and the portion of Revolving Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property, but excluding any dividend or distribution paid by the Company to holders of its Equity Interests solely in shares of common Equity Interests of the Company) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.
"Revolving Borrowing" means a Borrowing of Revolving Loans.
"Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and such Lender's LC Exposure and Swingline Exposure at such time.
"Revolving Lender" means a Lender with a Commitment or Revolving Exposure.
"Revolving Loan" means a Loan made pursuant to Section 2.01.
"Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury or by the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a jurisdiction subject to any Sanctions or (c) any Person controlled by any such Person.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
"Scheduled Reorganizations" means the planned reorganizations, dissolutions, liquidations and mergers to be effected among Subsidiaries, and not involving Persons other than the Company and the Subsidiaries, set forth and described in Schedule 1.01B.
"SEC" means the United States Securities and Exchange Commission.
"Secured Obligations" has the meaning set forth in the Collateral Agreement.
"Secured Parties" has the meaning set forth in the Collateral Agreement.
"Securities Act" means the United States Securities Act of 1933.
"Securitization" means any transaction or series of transactions entered into by Foreign Subsidiaries pursuant to which such Foreign Subsidiaries sell, convey or otherwise transfer to a Securitization Vehicle Securitization Assets of such Foreign Subsidiaries (or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance of Third Party Interests, (ii) with Sellers' Retained Interests or (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle.
"Securitization Assets" means any accounts receivable owed to a Foreign Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) that are of the type customarily transferred in connection with securitizations of accounts receivable and that are sold, transferred or otherwise conveyed by such Foreign Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Section 6.05.
"Securitization Vehicle" means a Person that is a direct wholly owned Subsidiary of a Foreign Subsidiary formed for the purpose of effecting one or more Securitizations to which such Foreign Subsidiary transfers Securitization Assets and that, in connection therewith, issues Third Party Interests; provided that such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Section 6.05, the issuance of Third Party Interests or other funding of such Securitizations and any activities reasonably related thereto.
"Security Documents" means the Collateral Agreement, the Foreign DRE Pledge Agreements, the Foreign Pledge Agreements, the IP Security Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or Section 5.12 to secure the Secured Obligations.

"Sellers' Retained Interests" means the debt or equity interests held by a Foreign Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 6.05, including any such debt or equity received in consideration for the Securitization Assets transferred.
"Significant Subsidiary" means (a) each Material Subsidiary and (b) each Subsidiary the consolidated total assets or consolidated revenues of which exceeded 5% of the consolidated total assets of the Company or 5% of the consolidated revenues of the Company as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to the date of this Agreement).
"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
"Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.
"subsidiary" means, with respect to any Person (the "parent") at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
"Subsidiary" means any subsidiary of the Company.
"Subsidiary Borrower" means each wholly-owned Subsidiary that the Company has designated as a Subsidiary Borrower pursuant to Section 2.20 and that has not ceased to be a Subsidiary Borrower as provided in such Section.

"Subsidiary Borrower Agreement" means a Subsidiary Borrower Agreement substantially in the form of Exhibit G or any other form approved by the Administrative Agent in its reasonable discretion.
"Subsidiary Borrower Termination" means a Subsidiary Borrower Termination substantially in the form of Exhibit H or any other form approved by the Administrative Agent in its reasonable discretion.
"Subsidiary Loan Party" means each Domestic Subsidiary Loan Party and each Foreign Subsidiary Loan Party.
"Swap Obligation" means, with respect to any Guarantor or Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
"Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
"Swingline Loan" means a Loan made pursuant to Section 2.04.
"Syndication Agent" means J.P.  Morgan Securities LLC, Comerica Securities, Inc., RBS Citizens, N.A., and HSBC Bank USA, National Association, each in its capacity as a co-syndication agent for the credit facilities provided herein.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Third Party Interests" means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Company and the Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization.  The amount of any Third Party Interests at any time shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests that are outstanding at such time.
"Total Indebtedness" means, as of any date, the sum of the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at "fair value", as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness).  For purposes of determining the Leverage Ratio under Section 6.13, Total Indebtedness shall exclude (a) the Indebtedness outstanding under the Floating Rate Unsecured Loan Notes due 2102 issued by the Company under the Note Instrument dated as of December 13, 2002, as amended and (b) obligations owed to the late Dr. Felix Zandman or his estate under the Zandman Employment Agreement.

"Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
"Transition Services Agreement" means the Transition Services Agreement dated July 6, 2010, between VPG and the Company, as in effect on the date hereof.
"Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
"Unrestricted Cash" means unrestricted cash and cash equivalents owned by the Company and the Subsidiaries and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than (x) Liens created under the Loan Documents, (y) Liens constituting Permitted Encumbrances of the type referred to in clause (g), (m) or (q) of the definition of such term and (z) Liens set forth in Section 6.02(k)).
"U.S. Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"U.S. Tax Compliance Certificate" has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
"VPG" means Vishay Precision Group, Inc., a Delaware corporation.
"wholly-owned", when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors' qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
"Withholding Agent" means any Loan Party and the Administrative Agent.

"Zandman Employment Agreement" means the Amended and Restated Employment Agreement dated as of May 13, 2009, between the Company and the late Dr. Felix Zandman, as in effect on the date hereof.
SECTION 1.02.                                        Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurocurrency Loan" or "Eurocurrency Borrowing").

SECTION 1.03.                                        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word "law" shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) references to "the date hereof and "the date of this Agreement" shall be deemed to be references to December 1, 2010, the date of the Existing Credit Agreement.

SECTION 1.04.                                        Accounting Terms; GAAP; Pro Forma Calculations.  (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, (A) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC 825, or any successor thereto, to value any Indebtedness of the Company or any Subsidiary at "fair value", as defined therein and (B) all computations of amounts of Indebtedness in respect of convertible or equity-linked securities shall be reflected as the stated principal amount of such Indebtedness.

(b)            All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness, and any cost savings reasonably expected to be realized in connection with any such acquisition, in each case calculated in accordance with Article 11 of Regulation S-X under the Securities Act.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

(c)            For purposes of determining compliance with the covenants set forth in Section 6.12 and Section 6.13 during any period in which a Material Acquisition or Material Disposition has occurred, Consolidated EBITDA and Consolidated Interest Expense will be calculated for such period giving effect to such Material Acquisition or Material Disposition on a pro forma basis in accordance with paragraph (b) of this Section.

ARTICLE II

The Credits
SECTION 2.01.                                        Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.                                        Loans and Borrowings.  (a)  Each  Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their individual Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b)            Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Company shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.15 to Lenders in respect of such Borrowings.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurocurrency Borrowings outstanding.

(d)            Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.                                        Requests for Borrowings.  To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)	the Borrower requesting such Borrowing;
(b)	the aggregate amount of such Borrowing;
(c)	the date of such Borrowing, which shall be a Business Day;
(d)	whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(e)	in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and
(f)
the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.  Promptly following receipt of a  Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.
SECTION 2.04.                                        Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $30,000,000 or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b)            To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, New York City time, on the day of the  proposed Swingline Loan.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request.  Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan and the location and number of the account of the Company to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement.  Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swingline Lender of the details thereof.  The Swingline Lender shall make each Swingline Loan available to the Company by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)            The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of the Swingline Loans in which Revolving Lenders will be required to participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Required Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or Section 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall have no obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).  Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Company (or other Person on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Company of its obligation to repay such Swingline Loan.

SECTION 2.05.                                        Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account, denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period.  Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section), to be a Letter of Credit issued hereunder for the account of the Company.  The Company unconditionally and irrevocably agrees that, in connection with any Existing Letter of Credit, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the account party in respect of such Existing Letter of Credit.  Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the applicable Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any such request.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $45,000,000 and (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Commitment.  Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.

(c)            Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.

(d)            Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to a Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company and each Subsidiary Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended, the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or Section 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)            Disbursements.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

(f)            Reimbursements.  If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 12:00 noon, New York City time, on such Business Day or (ii) otherwise, 12:00 noon, New York City time, on the Business Day immediately following the day that such Borrower receives such notice; provided that, if the amount of such LC Disbursement is $500,000 or more, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the applicable Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from such Borrower in respect of the applicable LC Disbursement and such Revolving Lender's Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(g)            Obligations Absolute.  Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder.  None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)            Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i)            Cash Collateralization.  If any Event of Default described in clause (a), (b), (h) or (i) of Article VII shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure attributable to Letters of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article VII.  The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b).  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower's risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure attributable to Letters of Credit issued for the account of such Borrower at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrowers under this Agreement.  If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.  If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Commitment and no Default shall have occurred and be continuing.

(j)            Designation of Additional Issuing Banks.  The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Company, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term "Issuing Bank" shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)            Termination of an Issuing Bank.  The Company may terminate the appointment of any Issuing Bank as an "Issuing Bank" hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent.  Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero.  At the time any such termination shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)            Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)            LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06.                                        Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to an account of such Borrower or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by such Borrower in the applicable Borrowing Request.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to ABR Revolving Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.  The Company shall, in any event, preserve all rights and remedies against such Lender.

SECTION 2.07.                                        Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)            To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)	the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)	whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)
if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.
(c)            Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(d)            If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.                                        Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)            The Company may at any time terminate, or from time to time permanently reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $20,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Aggregate Commitment.

(c)            The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Revolving Lenders in accordance with their individual Commitments.

SECTION 2.09.                                        Repayment of Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date, and the Company hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)            The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of each Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of any Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c)            Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.                                        Prepayment of Loans.  (a)  Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (but subject to the provisions of Section 2.15), in accordance with the requirements of this Section.

(b)            In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Commitment, each applicable Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate principal amount sufficient to eliminate such excess.

(c)            Prior to any optional or mandatory prepayment of Borrowings under this Section, each applicable Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section.

(d)            Each applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.                                        Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (regardless of whether utilized) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the  Commitments terminate, commencing on the first such date to occur after the Effective Date.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Company Commitments and the date on which there ceases to be any such LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Revolving Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances (except to the extent of any errors in the calculation thereof).

SECTION 2.12.                                        Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13.                                        Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)
the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the applicable Borrower and the Lenders as promptly as practicable and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurocurrency Borrowing shall be treated as a request for an ABR Borrowing.
SECTION 2.14.                                        Increased Costs.  (a)  If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)
impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the applicable Borrower will pay to such Lender, Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or such other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b)            If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender or Issuing Bank, the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

(c)            If the cost to any Lender of making or maintaining any Loan to, or participating in any Letter of Credit or of any Issuing Bank of issuing or maintaining any Letter of Credit to, a Subsidiary Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or any Issuing Bank is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank to be material, by reason of the fact that such Subsidiary Borrower is incorporated in, has its principal place of business in, or borrows from, a jurisdiction outside the United States, such Lender or such Issuing Bank shall provide prompt notice thereof to the Company and such Subsidiary Borrower shall indemnify such Lender or such Issuing Bank for such increased cost or reduction within 10 days after demand by such Lender or such Issuing Bank (with a copy to the Administrative Agent); provided that failure by such Lender or such Issuing Bank to provide prompt notice pursuant to this Section will not impair its rights to indemnification under this Section (except, and only to the extent, such Subsidiary Borrower suffers an actual loss by the failure to provide such notice within 180 days from the incurrence of such increased cost).  A certificate of such Lender or such Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(d)            A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Company shall be conclusive absent manifest error.  The Company shall pay, or shall cause the applicable Borrower to pay, such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)            Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that neither the applicable Borrower nor the Company shall be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.                                        Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender delivered to the applicable Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.                                        Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding for any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Loan Parties.  Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)            Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Loan Parties.  Each Loan Party shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)
any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)
any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)
in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)	executed originals of IRS Form W-8ECI;
(3)
in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(4)
to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)
any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)            Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph (g) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Defined Terms.  For purposes of this Section 2.16, the term "Lender" includes any Issuing Bank and the term "applicable law" includes FATCA.

SECTION 2.17.                                        Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c)            If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Company, any Subsidiary or any other Affiliate of any of the foregoing (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d) or Section 2.05(f), Section 2.06(b), Section 2.17(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender's obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f)            In the event that any financial statements delivered under Section 5.01(a) or Section 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate (regardless of whether any Commitments are in effect or any amounts are outstanding hereunder when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Leverage Ratio), each applicable Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.

SECTION 2.18.                                        Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)            If (i) any Lender requests compensation under Section 2.14, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company, (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19.                                        Defaulting Lenders.  (a)  Defaulting Lender Adjustments.  Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)
Waivers and Amendments.  The Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

(ii)
Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.17(c) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks' Fronting Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.05(i); fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Revolving Loans under this Agreement and (y) cash collateralize the Issuing Banks' future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with the procedures set forth in Section 2.05(i); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to subparagraph (a)(iv) of this Section.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and such Defaulting Lender irrevocably consents hereto.

(iii)
Certain Fees.  (A)    No Defaulting Lender shall be entitled to receive any facility fee under Section 2.11(a)for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)
Each Defaulting Lender shall be entitled to receive participation fees under Section 2.11(b) in respect of its participations in Letters of Credit for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.05(i).

(C)
With respect to any participation fee in respect of Letters of Credit not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank's or Swingline Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)
Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender's participation in LC Exposure and Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender's Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders' Fronting Exposure on account of such Defaulting Lender and (y) second, cash collateralize the Issuing Banks' Fronting Exposure on account of such Defaulting Lender in accordance with the procedures set forth in Section 2.05(i).

(b)            Defaulting Lender Cure.  If the Company, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Revolving Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with the relative amounts of their Revolving Commitments (without giving effect to subparagraph (a)(iv) of this Section), whereupon such Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Lender's having been a Defaulting Lender.

(c)            New Swingline Loans/Letters of Credit.  So long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, extend, renew or increase any Letter of Credit, to the extent that the reallocation described in Section 2.19(a)(iv) cannot be effected or cash collateral has not been provided by the applicable Borrower in accordance with Section 2.19(a)(v).

SECTION 2.20.                                        Designation of Subsidiary Borrowers.  The Company may, at any time and from time to time, designate any wholly-owned Subsidiary as a Subsidiary Borrower pursuant to a Subsidiary Borrower Agreement executed and delivered by the Company, such wholly-owned Subsidiary and the Administrative Agent, and upon the effectiveness of such Subsidiary Borrower Agreement such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement.  The Company shall provide written notice to the Administrative Agent of its intent to designate any Subsidiary as a Subsidiary Borrower at least 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to the date on which the Company proposes that any Subsidiary Borrower Agreement shall be effective, and the Administrative Agent shall notify Lenders promptly upon receipt by the Administrative Agent of any such notice.  Any Subsidiary Borrower shall continue to be a Subsidiary Borrower until the Company shall have executed and delivered to the Administrative Agent a Subsidiary Borrower Termination with respect to such Subsidiary Borrower, whereupon such Subsidiary Borrower shall cease to be a Subsidiary Borrower and a party to this Agreement.  Notwithstanding the preceding sentence, (a) no Subsidiary Borrower Agreement shall become effective as to any Subsidiary if it shall be unlawful for such Subsidiary to become a Borrower hereunder or for any Lender to make Loans or otherwise extend credit to such Subsidiary as provided herein and (b) no Subsidiary Borrower Termination will become effective as to any Subsidiary Borrower until all Loans made to such Subsidiary Borrower shall have been repaid, all Letters of Credit issued for the account of such Subsidiary Borrower have been drawn in full or have expired and all amounts payable by such Subsidiary Borrower in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under this Agreement by such Subsidiary Borrower) shall have been paid in full; provided that such Subsidiary Borrower Termination shall be effective to terminate such Subsidiary Borrower's right to request or receive further Borrowings or other extensions of credit under this Agreement.  As soon as practicable upon the execution and delivery of a Subsidiary Borrower Agreement, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21.                                        Incremental Commitments.  (a)  The Company may on one or more occasions, by written notice to the Administrative Agent, request prior to the Maturity Date, the establishment of Incremental Commitments; provided that the aggregate, cumulative amount of all Incremental Commitments established pursuant to this Section 2.21 after the Effective Date shall not exceed $50,000,000.  Each such notice shall specify (i) the date on which the Company proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, (B) the amount of the Incremental Commitments being requested, (C) the identity of each Lender or other Person that the Company proposes become an Incremental Revolving Lender with respect thereto, together with the proposed aggregate amount of the Incremental Commitment for each such Lender or other Person (it being agreed that (x) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (y) any such Person that is not a Lender must be an Eligible Assignee that is reasonably acceptable to the Administrative Agent and each Issuing Bank).

(b)            The terms and conditions of any Incremental Commitment and Revolving Loans and other extensions of credit to be made thereunder shall be identical to the terms and conditions of the Commitments and Revolving Loans and other extensions of credit made thereunder; provided that if the interest rate spread applicable to Revolving Loans to be made under any Incremental Commitments (taking into account any applicable interest rate "floor" but not taking into account any upfront fees) exceeds the Applicable Rate or any applicable interest rate "floor" then in effect for Revolving Loans, then the Applicable Rate or interest rate "floor" in respect of Revolving Loans (and participation fees in respect of Letters of Credit) shall automatically be increased, effective on the date of the effectiveness of such Incremental Commitments, to equal the interest rate spread or interest rate floor, or both, as the case may be, applicable to Revolving Loans under the Incremental Commitments.

(c)            The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each applicable Borrower, each Incremental Revolving Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Revolving Loans and other extensions of credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to and the making of Revolving Loans and other extensions of credit thereunder to be made on the date of effectiveness thereof, the Company shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b), (iv) the Company shall make any payments required to be made pursuant to Section 2.15 in connection with such Incremental Commitments and the related transactions under this Section 2.21 and (v) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary's certificates, officer's certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction.  Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Administrative Agent, to give effect to the provisions of this Section 2.21.

(d)            Upon effectiveness of an Incremental Commitment of any Incremental Revolving Lender, (i) such Incremental Revolving Lender shall be deemed to be a "Lender" and a "Revolving Lender" hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders and Revolving Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders and Revolving Lenders hereunder and under the other Loan Documents, and (ii)(A) such Incremental Commitment shall constitute (or, in the event such Incremental Revolving Lender already has a Commitment, shall increase) the Commitment of such Incremental Revolving Lender and (B) the Aggregate Commitment shall be increased by the amount of such Incremental Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term "Commitment".  For the avoidance of doubt, upon the effectiveness of any Incremental Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentages of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e)            On the date of the effectiveness of any Incremental Commitments, each Revolving Lender shall be deemed to have assigned to each Incremental Revolving Lender holding such Incremental Commitments, and each such Incremental Revolving Lender shall be deemed to have purchased from each Revolving Lender, in an amount equal to the principal amount thereof (together with accrued and unpaid interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Commitments.  Any Revolving Loans outstanding immediately prior to the date of the effectiveness of such Incremental Commitments that are Eurocurrency Loans will (except to the extent otherwise repaid in accordance herewith) continue to be held by, and all interest thereon will continue to accrue for the accounts of, the Revolving Lenders holding such Revolving Loans immediately prior to the date of the effectiveness of such Incremental Commitments, in each case until the last day of the then-current Interest Period applicable to any such Loan, at which time such Revolving Loans will be repaid or refinanced with new Revolving Loans made pursuant to Section 2.01 in accordance with the Applicable Percentages of the Revolving Lenders (including the Incremental Revolving Lenders) after giving effect to the effectiveness of such Incremental Commitments; provided, however, that upon the occurrence of any Event of Default, each Incremental Revolving Lender will promptly purchase (for cash at face value) assignments of portions of such outstanding Revolving Loans of other Revolving Lenders so that, after giving effect thereto, all Revolving Loans that are Eurocurrency Loans are held by the Revolving Lenders (including the Incremental Revolving Lenders) in accordance with their then-current Applicable Percentages.  Any such assignments shall be effected in accordance with the provisions of Section 9.04, provided that the parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in Section 9.04(b) shall not apply thereto.  Any ABR Loans outstanding on the date of the effectiveness of such Incremental Commitments shall either be prepaid on such date or refinanced on such date (subject to the satisfaction of applicable borrowing conditions) with Revolving Loans made on such date by the Revolving Lenders (including the Incremental Revolving Lenders) in accordance with their Applicable Percentages.  In order to effect any such refinancing, (i) each Incremental Revolving Lender will make ABR Loans by transferring funds to the Administrative Agent in an amount equal to the aggregate outstanding amount of such Loans of such Type times a percentage obtained by dividing the amount of such Incremental Revolving Lender's Incremental Commitment by the Aggregate Commitment (after giving effect to the effectiveness of the Incremental Commitments on such date) and (ii) such funds will be applied to the prepayment of outstanding ABR Loans held by the Revolving Lenders other than the Incremental Revolving Lenders, and transferred by the Administrative Agent to the Revolving Lenders other than the Incremental Revolving Lenders, in such amounts so that, after giving effect thereto, all ABR Loans will be held by the Revolving Lenders in accordance with their then-current Applicable Percentages.  On the date of the effectiveness of such Incremental Commitments, each Borrower will pay to the Administrative Agent, for the accounts of the Revolving Lenders receiving such prepayments, accrued and unpaid interest on the aggregate principal amount of the Revolving Loans of such Borrower being prepaid.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f)            The Administrative Agent shall notify Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.21 and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments deemed to have been made pursuant to Section 2.21(e).

ARTICLE III

Representations and Warranties
The Company represents and warrants to the Lenders as to itself and each Subsidiary, and each Subsidiary Borrower represents and warrants to the Lenders as to itself and its subsidiaries, as follows:
SECTION 3.01.                                        Organization; Powers.  The Company and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 3.02.                                        Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party's corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party.  This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.                                        Governmental Approvals; Absence of Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents, and (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (b) will not violate in any material respect any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Company or any Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon the Company or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, except to the extent such violation, default or right could not reasonably be expected to have a Material Adverse Effect and (e) except for Liens created or permitted under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

SECTION 3.04.                                        Financial Condition; No Material Adverse Change.  (a)  The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations, comprehensive income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of Ernst & Young LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 29, 2013, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b)            Since December 31, 2012, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, operations, or financial condition of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05.                                        Properties.  (a)  The Company and each Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and defects in title that could not reasonably be expected to result in a Material Adverse Effect.
(b)            The Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.                                        Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.

(b)            Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07.                                        Compliance with Laws and Agreements.  The Company and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.                                        Investment Company Status.  None of the Company or any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.                                        Taxes.  The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.                                        ERISA; Labor Matters.  (a)  No ERISA Events have  occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $225,000,000 the fair value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed by more than $300,000,000 the fair value of the assets of all such underfunded Plans.

(b)            As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to their knowledge, threatened.  The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.  All material payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any Subsidiary is bound, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11.                                        Subsidiaries and Joint Ventures.  Schedule 3.11 sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Company or any Subsidiary owns any Equity Interests, and identifies each Designated Domestic Subsidiary, each Designated Foreign Subsidiary, each Material Domestic Subsidiary and each Material Foreign Subsidiary.

SECTION 3.12.                                        Insurance.  Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of the Company and the Domestic Subsidiaries (excluding Foreign DREs) as of the Effective Date.

SECTION 3.13.                                        Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date, including the making of each Loan to be made on the Effective Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.14.                                        Disclosure.  The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any Subsidiary is subject, and all other matters known to the Company, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.15.                                        Collateral Matters.  (a)  The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the certificates representing the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) are delivered to (and maintained by) the Administrative Agent in the State of New York, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement in such certificated securities will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder, and assuming that the Secured Parties have no notice of any adverse claims in such certificated securities, the Secured Parties will acquire the security interest in such certificated securities free of adverse claims and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Domestic Loan Parties in the Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(b)            Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Domestic Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Domestic Loan Parties after the Effective Date).

(c)            Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

SECTION 3.16.                                        Federal Reserve Regulations.  None of the Company or any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any provision of this Agreement or any other Loan Document that restricts the ability of the Company or any Subsidiary to sell, create any Lien on or otherwise dispose of its assets will at any time be represented by margin stock.

SECTION 3.17.                                        Anti-Corruption Laws and Sanctions.  The Company has implemented and will maintain in effect and enforce policies and procedures designed to ensure compliance, in all material respects, by the Company, its Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and is in compliance with applicable Anti-Corruption Laws and Sanctions where non-compliance could reasonably be expected to result in a Material Adverse Effect.  None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or agent of the Company or any Subsidiary acting in any capacity in connection with or benefitting from the credit facility established hereby, is a Sanctioned Person or in violation, in any material respect, of any Sanctions.  No Borrowing will be made or Letter of Credit issued (A) for the purpose of funding payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in violation of applicable Anti-Corruption Laws or (B) for the purpose of financing the activities of any Sanctioned Person.  The Transactions will not violate any applicable Anti-Corruption Laws or Sanctions.

ARTICLE IV

Conditions
SECTION 4.01.                                        Effective Date.  The amendment and restatement of the Existing Credit Agreement pursuant hereto and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)
The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.

(b)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of Pepper Hamilton LLP, counsel for the Company, in form and substance reasonably satisfactory to the Administrative Agent.

(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Engagement Letter or any Loan Document.

(f)
The Collateral and Guarantee Requirement shall have been satisfied.  The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Domestic Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released; provided that the Borrowers need not have satisfied the Collateral and Guarantee Requirement with respect to any Foreign Pledge Agreement to the extent that the Administrative Agent has granted an extension of time for execution and delivery of such agreement.  Each Subsidiary Loan Party shall have entered into a reaffirmation agreement pursuant to which such Subsidiary Loan Party reaffirms its obligations under the Collateral Agreement and the other Security Documents, including with respect to the Obligations hereunder, in form and substance reasonably satisfactory to the Administrative Agent (except that such reaffirmation shall not be required to the extent any such Security Document has been amended and re-executed by such Subsidiary Loan Party in connection with the Effective Date).

(g)	The Lenders shall have received the financial statements, opinions and certificates referred to in Section 3.04.
(h)
The principal of and accrued and unpaid interest on all outstanding loans and letter of credit disbursements under the Existing Credit Agreement, and all accrued and unpaid fees and cost reimbursements payable under the Existing Credit Agreement (including all amounts owed in respect of such prepayments pursuant to Section 2.16 of the Existing Credit Agreement), shall have been (or, substantially simultaneously with the effectiveness of this Agreement and the making of Loans hereunder on the Effective Date, shall be) paid in full, and the Administrative Agent shall have received evidence reasonably satisfactory to it of such payment.  Immediately after giving effect to the Transactions, neither the Company nor any Subsidiary shall have outstanding any shares of preferred stock or other preferred Equity Interests or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) Indebtedness set forth on Schedule 6.01 and (iii) preferred Equity Interests in Foreign Subsidiaries issued in compliance with Section 6.01(b) hereof to other Foreign Subsidiaries.

(i)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of the Company, as to the solvency of the Loan Parties as of the Effective Date on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

(j)
The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on August 8, 2013 (and, in the event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.                                        Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)
The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

On the date of the making of a Loan or the issuance, renewal or extension of any Letter of Credit, the Company and each Subsidiary Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Loan, or such issuance, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01, Section 2.04(a) or Section 2.05(b).
SECTION 4.03.                                        Initial Credit Event for each Subsidiary Borrower.  The obligation of each Lender and Issuing Bank to make Loans or issue Letters of Credit for the account of any Subsidiary Borrower designated pursuant to Section 2.20 is subject to the satisfaction of the following conditions:

(a)	The Administrative Agent shall have received such Subsidiary Borrower's Subsidiary Borrower Agreement, duly executed by each party thereto.
(b)
The Collateral and Guarantee Requirement shall have been satisfied with respect to such Subsidiary Borrower and, if such Subsidiary Borrower is a Foreign Subsidiary Borrower, the Collateral and Guarantee Requirement shall have been satisfied with respect to each other Designated Foreign Subsidiary.

(c)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks as of such date) of counsel for such Subsidiary Borrower and, if such Subsidiary Borrower is a Foreign Subsidiary Borrower and no other Subsidiary is a Foreign Subsidiary Borrower at such time, counsel for each Foreign Subsidiary Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(d)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower and, if such Subsidiary Borrower is a Foreign Subsidiary Borrower and no other Subsidiary is a Foreign Subsidiary Borrower at such time, of the Foreign Subsidiary Loan Parties, and any other legal matters relating to such Subsidiary Borrower and, if applicable, the Foreign Subsidiary Loan Parties, all in form and substance reasonably satisfactory to the Administrative Agent.

(e)
The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act, with respect to such Subsidiary Borrower and, if applicable, the Foreign Subsidiary Loan Parties.

ARTICLE V

Affirmative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Company and each Subsidiary Borrower covenants and agrees with the Lenders (but, in the case of each Subsidiary Borrower, only as to such Subsidiary Borrower and its subsidiaries) that:
SECTION 5.01.                                        Financial Statements and Other Information.  the Company will furnish to the Administrative Agent, on behalf of each Lender:

(a)
within 90 days after the end of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of Ernst & Young LLP or another independent registered public accounting firm of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;

(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end adjustments and the absence of certain footnotes;

(c)
concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and Section 6.13, (iii) setting forth reasonably detailed calculations with respect to which Subsidiaries are Material Domestic Subsidiaries and Material Foreign Subsidiaries based on the information contained in such financial statements and identifying each Domestic Subsidiary, if any, that has automatically been designated a Material Domestic Subsidiary in order to satisfy the condition set forth in the definition of the term "Material Domestic Subsidiary", (iv) stating whether any material change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate, (v) certifying that all notices required to be provided under Section 5.03 and Section 5.04 have been provided and (vi) setting forth a complete and correct schedule, in the form of Schedule III to the Collateral Agreement, of all registered Intellectual Property (as defined in the Collateral Agreement) of each Domestic Loan Party that is material to the business of such Domestic Loan Party, including all applications filed by such Domestic Loan Party, either itself or through any agent, employee, licensee or designee, for any Patent, Trademark or Copyright (or for the registration of any Patent, Trademark or Copyright) (each as defined in the Collateral Agreement) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, in existence on the date thereof and not theretofore disclosed to the Administrative Agent on Schedule III to the Collateral Agreement, as supplemented from time to time in accordance herewith;

(d)
concurrently with each delivery of financial statements under clause (a) above, a certificate of a Financial Officer or other executive officer of the Company either confirming that, since the date of the Perfection Certificate delivered on the Effective Date, as supplemented by the certificates delivered pursuant to this Section 5.01(d), there has been no change in the information set forth therein or identifying all such changes in the information set forth therein;

(e)
not later than 30 days after the commencement of each fiscal year of the Company, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly after the same become available, any significant revisions to such budget;

(f)
promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(g)
promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

(h)	upon a Subsidiary becoming a Foreign Subsidiary Borrower, a copy of the most recently completed statutory financial statement of such Subsidiary.
Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov.  Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.  In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Company shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of the Company.
SECTION 5.02.                                        Notices of Material Events.  The Company will furnish to the Administrative Agent prompt written notice of the following:

(a)	the occurrence of, or receipt by the Company of any written notice claiming the occurrence of, any Default;

(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount of $50,000,000 or more;

(d)	any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.                                        Additional Subsidiaries.  (a)  If any Subsidiary is formed or acquired after the Effective Date, the Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Domestic Loan Party or any Equity Interests in such Subsidiary owned by any Foreign Subsidiary Loan Party.
(b)            Not later than the date of delivery of financial statements pursuant to Section 5.01(a) or (b) on the basis of which one or more Subsidiaries are deemed to be new Material Subsidiaries in accordance with the definition of the term "Material Subsidiary", (i) the Company shall have caused the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, (ii) if such Subsidiary shall have been required to become a Loan Party hereunder, the Company shall have delivered a certificate of a Financial Officer or other executive officer of the Company to the effect that, after giving effect to any such designation and such Subsidiary becoming a Loan Party hereunder, the representations and warranties set forth in this Agreement and the other Loan Documents as to such Subsidiary are true and correct in all material respects, and (iii) if such Subsidiary shall have been required to become a Loan Party hereunder, such Subsidiary shall have delivered to the Administrative Agent documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01.

SECTION 5.04.                                        Information Regarding Collateral.  The Company will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.  The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

SECTION 5.05.                                        Existence; Conduct of Business.  The Company and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or Section 6.05.

SECTION 5.06.                                        Payment of Obligations.  The Company and each Subsidiary will pay its obligations (other than Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07.                                        Maintenance of Properties.  The Company and each Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.08.                                        Insurance.  (a)  The Company and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  Each such policy of liability or casualty insurance maintained by or on behalf of Domestic Loan Parties shall (i) in the case of each liability insurance policy, name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) provide for at least 30 days' (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.  In furtherance of the foregoing, the Company and each Subsidiary shall not cancel any insurance policy unless it shall have provided at least 30 days' prior written notice thereof to the Administrative Agent.

(b)            As soon as practicable following the Effective Date, but in no event later than 10 days after the Effective Date (or such longer period of time as may be agreed to by the Administrative Agent), the Company shall deliver to the Administrative Agent evidence that the insurance required by clause (a) above is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under clause (a) above.

SECTION 5.09.                                        Books and Records; Inspection and Audit Rights.  The Company and each Subsidiary will keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and applicable law are made of all material dealings and transactions in relation to its business and activities.  The Company and each Subsidiary will permit the Administrative Agent or, if an Event of Default shall have occurred and be continuing, any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice, (a) to visit and inspect its properties (provided that, unless an Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to one such visit and inspection per calendar year conducted by the Administrative Agent on behalf of the Lenders), (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.  The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any such discussions with the Company's or any of its Subsidiaries' independent public accountants.

SECTION 5.10.                                        Compliance with Laws.  The Company and each Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the foregoing, the Company will, and will use its best efforts to ensure that each Subsidiary will, conduct its business in all material respects in compliance with Anti-Corruption Laws and Sanctions and maintain appropriate controls and safeguards designed to prevent any proceeds of Loans hereunder from being used in a manner inconsistent with the representation and undertakings set forth in Section 3.17.

SECTION 5.11.                                        Use of Proceeds and Letters of Credit.  The proceeds of the Revolving Loans and Swingline Loans will be used only for working capital and other general corporate purposes of the Company and the Subsidiaries, including to finance acquisitions and stock repurchases.  Letters of Credit will be issued only to support obligations of the Borrowers incurred in the ordinary course of business.

SECTION 5.12.                                        Further Assurances.  The Company and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties.  The Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.13.                                        Certain Post-Closing Obligations.  As promptly as practicable, and in any event within the time period after the Effective Date set forth therefor in Schedule 5.13 (or such later date as the Administrative Agent may agree), the Company and each other Loan Party will satisfy the requirements set forth on Schedule 5.13, including, but not limited to, (a) the delivery of all Foreign Pledge Agreements that would have been required to be delivered on the Effective Date but for the final sentence of Section 4.01(f), and take or cause to be taken such other actions as may be necessary to comply with the Collateral and Guarantee Requirement with respect to such Foreign Pledge Agreements and the Equity Interests subject thereto and (b) the delivery of a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks) of foreign counsel for the Company and the Administrative Agent in each jurisdiction in which any Subsidiary Loan Party is organized or in which any Foreign Subsidiary or Foreign DRE the Equity Interests of which shall have been pledged pursuant to a Foreign Pledge Agreement is organized, and the laws of which are not covered by the opinion letter referred to in Section 4.01(b), in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.14.                                         Significant Modification.  Each of the Borrowers hereby agrees that it will treat this Agreement as a significant modification within the meaning of Section 1.1001-3 of the United States Treasury Regulations.  Each of the Borrowers further agrees that it will determine whether or not the Loans are traded on an established market and, if so, the fair market value of the Loans, each within the meaning of Section 1.1273-2(f) of the United States Treasury Regulations.  The Borrowers shall make the aforementioned determinations available to the Lenders within 90 days of the Effective Date in the manner provided for notices in Section 9.1, and the Lenders shall take a position for tax purposes that is consistent with these determinations unless otherwise required by a Governmental Authority.

ARTICLE VI
Negative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed the Company and each Subsidiary Borrower covenants and agrees with the Lenders (but, in the case of each Subsidiary Borrower, only as to such Subsidiary Borrower and its subsidiaries) that:
SECTION 6.01.                                        Indebtedness; Certain Equity Securities.  (a)  Neither the Company nor any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

(i)	Indebtedness created under the Loan Documents;
(ii)
Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof (excluding Refinancing Indebtedness in respect of Indebtedness of any Subsidiary to the Company or any other Subsidiary or of the Company to any Subsidiary);

(iii)
Indebtedness of any Subsidiary to the Company or any other Subsidiary, or of the Company to any Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Company or any other Subsidiary, (B) any such Indebtedness owing by any Domestic Loan Party shall be subordinated to the Loan Documents Obligations pursuant to the Intercompany Subordination Agreement, (C) any such Indebtedness owing to any Domestic Loan Party shall be evidenced by a promissory note that shall have been pledged in accordance with the Collateral and Guarantee Requirement, (D) any such Indebtedness owing by any Subsidiary that is not a Domestic Loan Party to any Domestic Loan Party shall be incurred in compliance with Section 6.04 and (E) any such Indebtedness arising from loans or advances made by Domestic Subsidiaries to Foreign Subsidiaries after the Original Effective Date will be owed only to a Domestic Loan Party and will (unless the Company determines that adverse tax or legal consequences would result therefrom) be incurred and owed by a Foreign Subsidiary that is a Designated Foreign Subsidiary (it being understood that such Designated Foreign Subsidiary will not be restricted in onlending the proceeds of such loan or advance to any other Foreign Subsidiary);

(iv)	Guarantees incurred in compliance with Section 6.04;
(v)
Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (it being understood that obligations of the Company or any Subsidiary under any lease existing on the Effective Date that do not constitute Capital Lease Obligations shall not be deemed to constitute Capital Lease Obligations as a result of a change in GAAP requiring such obligations to be classified and accounted for in the same way as Capital Lease Obligations); provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed, at any time outstanding, the greater of (I) $100,000,000 and (II) 10% of Consolidated Tangible Net Worth, determined on the basis of the financial statements most recently delivered pursuant to Section 5.01(a) or (b) at the time any such Indebtedness is incurred;

(vi)
Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition or other acquisition permitted hereunder; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed, at any time outstanding, the greater of (I) $100,000,000 and (II) 10% of Consolidated Tangible Net Worth, determined on the basis of the financial statements most recently delivered pursuant to Section 5.01(a) or (b) at the time any such Indebtedness is incurred, and (C) neither the Company  nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or that so assumes such Person's Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness;

(vii)
Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;

(viii)	Indebtedness of Foreign Subsidiaries in an aggregate principal amount not in excess of $100,000,000 at any time outstanding;
(ix)
Permitted Subordinated Indebtedness, provided that, after giving effect to the incurrence thereof, the Company shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b);

(x)
Permitted Senior Unsecured Indebtedness, provided that, after giving effect to the incurrence thereof, the Company shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b) (provided that, for purposes of pro forma compliance with Section 6.13, the maximum permitted Leverage Ratio shall be deemed to be 2.75 to 1.00);

(xi)
Indebtedness in respect of Third Party Interests issued by Securitization Vehicles in Securitizations permitted by Section 6.05 and Indebtedness consisting of representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, a Foreign Subsidiary in connection with Securitizations permitted by Section 6.05; provided that such representations, warranties, covenants, indemnities and repurchase and other obligations are of the type customarily included in securitizations of accounts receivable intended to constitute true sales of such accounts receivable to a securitization vehicle;

(xii)
other Indebtedness of the Company and any Subsidiary Loan Party in an aggregate principal amount not exceeding, at any time outstanding, the greater of (a) $100,000,000 and (b) 10% of Consolidated Tangible Net Worth, determined on the basis of the financial statements most recently delivered pursuant to Section 5.01(a) or (b) at the time any such Indebtedness is incurred;

(xiii)
Indebtedness incurred by Company or any Subsidiary in respect of letters of credit, bank guarantees or similar instruments issued or created in the ordinary course of business (a) in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and (b) in respect of bids, performance guarantees, completion guarantees and similar obligations undertaken by the Company or any Subsidiary or in connection with stays and appeals of judgments that do not constitute Events of Default under Article VII; and

(xiv)	obligations under the Zandman Employment Agreement.
(b)            Neither the Company nor any Subsidiary will issue any preferred stock or other preferred Equity Interests; provided that (i) the Company may issue preferred stock or other preferred Equity Interests that, in each case, do not constitute Disqualified Equity Interests, (ii) any Subsidiary may issue preferred stock or other preferred Equity Interests issued to and at all times held by the Company or a wholly-owned Subsidiary and (iii) Securitization Vehicles may issue Third Party Interests.

SECTION 6.02.                                        Liens.  Neither the Company nor any other Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)
(i) Liens created under the Loan Documents and (ii) Liens on cash or deposits granted in favor of Swingline Lender or Issuing Bank to cash collateralize any Defaulting Lender's Swingline Exposure or LC Exposure, as contemplated hereby;

(b)	Permitted Encumbrances;
(c)
any Lien on any asset of the Company or any Subsidiary existing on the Effective Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company nor any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and any modifications, replacements, renewals, refinancings or extensions thereof, which to the extent constituting Indebtedness, are not prohibited by Section 6.01;

(d)
any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other asset of the Company or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and any modifications, replacements, renewals, refinancings or extensions thereof, which to the extent constituting Indebtedness are not prohibited by Section 6.01;

(e)
Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by clause (v) of Section 6.01(a) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof; provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f)
in connection with the sale, disposition or transfer of all the Equity Interests in a Subsidiary (other than a Subsidiary Borrower) or of assets in either case in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)
in the case of any Subsidiary that is not a wholly-owned Subsidiary, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(h)
any Lien securing Indebtedness of any Foreign Subsidiary incurred pursuant to Section 6.01(a)(viii) in an aggregate principal amount not to exceed $75,000,000 at any time outstanding, provided that such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Company or any Domestic Subsidiary;

(i)
Liens in favor of any Securitization Vehicle or any collateral agent on Securitization Assets transferred or purported to be transferred to such Securitization Vehicle in connection with Securitizations permitted by Section 6.05;

(j)	other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;
(k)
Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (ii) relating to purchase orders and other agreements entered into with customers of the Company and its Subsidiaries in the ordinary course of business;

(l)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or commercial letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; and

(m)	any purchase options, calls or similar rights of a third party in respect of any joint venture permitted to be entered into pursuant to this Agreement.
Notwithstanding the foregoing, the Company will not at any time permit to exist any Lien (other than Permitted Encumbrances and Liens under the Security Documents) on any intellectual property that has been transferred to a Foreign Subsidiary pursuant to a Permitted IP Transfer so long as such intellectual property is owned by any Foreign Subsidiary.
SECTION 6.03.                                        Fundamental Changes; Business Activities.  (a)  Neither the Company nor any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than a Borrower) may merge or consolidate with any Subsidiary (other than a Subsidiary Borrower) in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Domestic Subsidiary Loan Party, is a Domestic Subsidiary Loan Party), (iii) any Person may merge into a Subsidiary Borrower in a transaction in which a Subsidiary Borrower is the surviving corporation (and, if any party to such merger is a Domestic Subsidiary Borrower, is a Domestic Subsidiary Borrower), (iv) any Subsidiary (other than a Subsidiary Borrower) may merge into or consolidate with any Person in a transaction permitted under Section 6.05 in which the surviving entity is not a Subsidiary and (v) any Subsidiary (other than any Designated Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders (including, without limitation, in the context of any Scheduled Reorganization); provided that any such merger or consolidation involving a Person that is not a direct or indirect wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04.

(b)            Neither the Company nor any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Effective Date and businesses reasonably related or incidental thereto.

(c)            The Company will not permit any Person other than the Company, or one or more Domestic Subsidiaries, to own any Equity Interests in any Subsidiary meeting the criteria set forth in clause (a) of the definition of the term "Domestic Subsidiary", except (a) as set forth on Schedule 3.11 or (b) any such Subsidiary that is a subsidiary of Foreign Subsidiaries acquired in connection with Investments or other acquisitions permitted under Section 6.04(m), Section 6.04(o), Section 6.04(p) or Section 6.04(q), provided that the fair market value of all Equity Interests of all such Subsidiaries so acquired (determined in each case at the time of acquisition) shall not exceed $75,000,000 in the aggregate.

SECTION 6.04.                                        Investments, Loans, Advances, Guarantees and Acquisitions.  Neither the Company nor any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except:

(a)	Permitted Investments;
(b)
Investments existing on the Effective Date in Subsidiaries, and other Investments existing on the Effective Date and set forth on Schedule 6.04 (but not any additions thereto (including any capital contributions) made after the Effective Date);

(c)
investments by the Company and the Subsidiaries in Equity Interests in their subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Domestic Loan Party shall be pledged in accordance with, and to the extent required by, the requirements of the definition of the term "Collateral and Guarantee Requirement" and (iii) the aggregate amount of such investments by Domestic Loan Parties in, loans and advances by Domestic Loan Parties to, evidences of Indebtedness held by Domestic Loan Parties in respect of Indebtedness owing by, and Guarantees by Domestic Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Domestic Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the Effective Date and permitted by clause (b) above or by clause (r), (s) or (t) below) shall not exceed $150,000,000 at any time outstanding;

(d)
loans or advances made by the Company or any Subsidiary to the Company or any other Subsidiary, or evidences of Indebtedness held by the Company or any Subsidiary in respect of Indebtedness owing by the Company or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom or evidenced thereby is permitted by Section 6.01(a)(iii) and (ii) the amount of such loans and advances made by Domestic Loan Parties to Subsidiaries that are not Domestic Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e)
Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) a Subsidiary that has not Guaranteed the Secured Obligations or Foreign Secured Obligations, as applicable, pursuant to the Collateral Agreement or a Foreign Guarantee Agreement, as applicable, shall not Guarantee any Indebtedness or other obligations of any Loan Party, (ii) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Domestic Loan Parties that is Guaranteed by any Domestic Loan Party shall be subject to the limitation set forth in clause (c) above;

(f)
acquisitions by any Subsidiary that is not a Domestic Loan Party of all or substantially all the assets of any other Subsidiary that is not a Domestic Loan Party or of a business unit, division, product line or line of business of any other Subsidiary that is not a Domestic Loan Party, in each case, at the time of such acquisition, in connection with sales, transfers, leases and other dispositions of assets in compliance with Section 6.05(b).

(g)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or as an advance in the ordinary course of business that will be applied as payment for the provision of goods or services from suppliers, in each case in the ordinary course of business;

(h)	Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(i)
Investments by the Company or any Subsidiary that result solely from the receipt by the Company or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities;

(j)	Investments in the form of Hedging Agreements permitted under Section 6.07;

(k)
payroll, travel and similar advances to directors and employees of the Company or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Company or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

(l)
loans or advances to directors and employees of the Company or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $5,000,000;

(m)
Investments in joint ventures in an aggregate amount outstanding at any time not to exceed the sum of (i) an aggregate amount that, when taken together with the aggregate amount (determined as of the date on which any such Investment is made or consummated) of all other Investments made pursuant to Acquisition Basket Expenditures subsequent to the Effective Date, does not exceed the Acquisition Basket Amount and (ii) an aggregate amount that, when taken together with the aggregate amount of all other CNI Expenditures subsequent to the Effective Date, does not exceed the CNI Basket Amount as of the date on which any such Investment is made;

(n)	Investments consisting of Sellers' Retained Interests in Securitizations permitted by Section 6.05;
(o)
Investments by Foreign Subsidiaries, provided that (a) at the time any Investment is made in reliance on this clause (o), the Ratings Condition shall have been satisfied and (b) immediately after giving effect to any such Investment, Net Debt shall not exceed zero on a pro forma basis in accordance with Section 1.04(b);

(p)	Permitted Acquisitions;
(q)
other Investments and other acquisitions, provided that, at the time each such Investment or acquisition is purchased, made or otherwise acquired, (i) no Default shall have occurred and be continuing or would result therefrom, (ii) the Company shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b) and (iii) the aggregate amount of all Investments and acquisitions made in reliance on this clause (q) outstanding at any time (including the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (q)), shall not exceed, in the aggregate at any time, the sum of (A) an aggregate amount that, when taken together with the aggregate amount (determined as of the date on which any such Investment or acquisition is made or consummated) of all other Investments made pursuant to Acquisition Basket Expenditures subsequent to the Effective Date, does not exceed the Acquisition Basket Amount, (B) the aggregate cash proceeds (net of all Taxes and fees, commissions, discounts, costs and other expenses incurred in connection therewith) received by the Company in respect of any issuance or sale by the Company of any of its Equity Interests subsequent to the Effective Date (other than any issuance of Equity Interests to any Subsidiary or any issuance of Equity Interests to management or employees of the Company or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan or to a trust established for the benefit of management or employees of the Company or any Subsidiary), and the aggregate fair market value (at the time of issuance) of any Equity Interests of the Company issued as consideration for any Investments made in reliance on this clause (q), and (C) an aggregate amount that, when taken together with the aggregate amount of all other CNI Expenditures subsequent to the Effective Date, does not exceed the CNI Basket Amount as of the date on which any such Investment or acquisition is made or consummated;

(r)
Investments by Subsidiaries, including Domestic Loan Parties, in Subsidiaries that are not Domestic Loan Parties in the form of settlement of intercompany accounts, prepayment of intercompany Indebtedness, including subordinated intercompany Indebtedness, and forgiveness of intercompany Indebtedness, in connection with the consummation of the Scheduled Reorganizations; provided that (i) the aggregate amount of all Investments by Domestic Loan Parties in Subsidiaries that are not Domestic Loan Parties in reliance on this clause (r) shall not exceed $40,000,000 and (ii) no prepayment or forgiveness of any intercompany Indebtedness that is subordinated to the Obligations shall be made if a Default shall have occurred and be continuing or would result therefrom;

(s)
Guarantees by the Company and Domestic Loan Parties, in the ordinary course of business, of obligations of Subsidiaries to suppliers, contractors, and foundries in an aggregate amount outstanding not at any time in excess of $25,000,000; and

(t)
Qualifying Round-Trip Investments, provided that any Investment made in reliance on this clause (t) that ceases at any time to meet the requirements for a Qualifying Round-Trip Investment will automatically cease to be permitted pursuant to this clause (t) and, if maintained, must be permitted by another applicable clause under this Section 6.04.

SECTION 6.05.                                        Asset Sales.  Neither the Company nor any Subsidiary will sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to the Company or any Subsidiary in compliance with Section 6.04, and other than directors' qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:

(a)	sales, transfers and other dispositions of inventory, used or surplus equipment, cash and Permitted Investments in the ordinary course of business;
(b)
(A) sales, transfers, leases and other dispositions to the Company or any Subsidiary (other than transfers, sales or dispositions of intellectual property owned by the Company or a Domestic Subsidiary to a Foreign Subsidiary); provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Domestic Loan Party shall be made in compliance with Section 6.04 and Section 6.09, (B) the disposition of all or substantially all of the assets of a Subsidiary in a transaction permitted pursuant to Section 6.08(a) and (C) the making of any Restricted Payment that is permitted to be made, and is made, under Section 6.08 hereof or the making of any Investment permitted under Section 6.04 hereof;

(c)	any Permitted IP Transfer;
(d)
any Foreign Subsidiary may sell Securitization Assets to one or more Securitization Vehicles in Securitizations; provided that (i) each such Securitization is effected on market terms, (ii) the aggregate amount of Third Party Interests in respect of all such Securitizations shall not exceed $75,000,000 at any time outstanding, (iii) the aggregate amount of the Sellers' Retained Interests in such Securitizations does not exceed an amount at any time outstanding that is customary for similar transactions and (iv) the proceeds to each such Securitization Vehicle from the issuance of Third Party Interests are applied substantially simultaneously with the receipt thereof to the purchase from such Foreign Subsidiary of Securitization Assets;

(e)	non-recourse sales, transfers or other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof, in each case, not constituting Securitizations;
(f)
sales, transfers and other dispositions of Equity Interests or assets purchased or otherwise acquired in connection with a Permitted Acquisition or other acquisition permitted hereunder; provided that (i) each such sale, transfer or other disposition shall have been made within 18 months of the consummation of the related Permitted Acquisition or other acquisition and (ii) the aggregate fair market value of the Equity Interests or assets sold, transferred or otherwise disposed of in reliance on this clause (f) shall not exceed $25,000,000 during any fiscal year of the Company;

(g)
sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (g) shall not exceed $50,000,000 during any fiscal year of the Company and (ii) all sales, transfers, leases and other dispositions made in reliance on this clause shall be made for fair value and at least 75% cash consideration;

(h)	the granting of Liens not prohibited by this Agreement;
(i)	any financing transaction with respect to property built or acquired by Company or any Subsidiary, including sale and lease-back transactions, in each case, permitted by this Agreement;
(j)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and
(k)	the voluntary unwinding of any Hedge Agreements.

Notwithstanding the foregoing, no such sale or transfer of any Equity Interests in any Subsidiary shall be permitted unless (i) such Equity Interests constitute all the Equity Interests in such Subsidiary held by the Company and the Subsidiaries and (ii) immediately after giving effect to such transaction, the Company and the Subsidiaries shall otherwise be in compliance with Section 6.04; provided that a Foreign Subsidiary may sell or transfer less than all the Equity Interests in a Foreign Subsidiary that is not a Designated Foreign Subsidiary so long as, immediately after giving effect to such transaction, (A) the Company and the Subsidiaries shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b) and (B) the Company and the Subsidiaries shall otherwise be in compliance with Section 6.04.
SECTION 6.06.                                        Sale/Leaseback Transactions.  Neither the Company nor any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.

SECTION 6.07.                                        Hedging Agreements.  Neither the Company nor any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.08.                                        Restricted Payments; Certain Payments of Indebtedness.  (a)  Neither the Company nor any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional common Equity Interests of the Company, (ii) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, ratably to the holders of such Equity Interests or otherwise in connection with the Scheduled Reorganizations or constituting a Qualifying Round-Trip Investment, (iii) the Company may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (iv) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in the Company, (v) the Company may make Restricted Payments, not exceeding $3,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Company and the Subsidiaries, (vi) the Company may make cash payments upon conversion of the Convertible Senior Debentures (or other convertible securities with terms substantially similar to, and no less favorable to the Lenders than, those of the Convertible Senior Debentures) into common stock of the Company in an amount not to exceed the stated principal amount of the Convertible Senior Debentures (or such other convertible securities) so converted and otherwise in accordance with Section 6.08(b)(vi)(B), (vii) [Reserved] and (viii) so long as no Default shall have occurred and be continuing at the time of any purchase or other Restricted Payment, the Company may repurchase shares of its common stock for cash and declare and pay dividends with respect to its common stock payable in cash in an aggregate amount for all such repurchases and dividends subsequent to December 31, 2012 not exceeding the sum of (A) $180,000,000 and (B) an aggregate amount that, when taken together with the aggregate amount of all other CNI Expenditures subsequent to the Effective Date, does not exceed the CNI Basket Amount as of the date on which any such Restricted Payment is made, provided that, immediately after giving effect to any Restricted Payments made in reliance on this clause (viii), (x) the Leverage Ratio is, on a pro forma basis, less than 2.75 to 1.00, (y) the Company is in compliance, on a pro forma basis, with the covenant set forth in Section 6.12, and (z) Available Liquidity is not less than $300,000,000.

(b)            Neither the Company nor any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, conversion, retirement, acquisition, defeasance, cancelation or termination of any Indebtedness, except:

(i)	payments of or in respect of Indebtedness created under the Loan Documents;
(ii)
(A)(x) regularly scheduled interest and principal payments as and when due in respect of any Indebtedness and (y) payments in respect of Indebtedness permitted pursuant to Section 6.01(a)(iii), in each case under this clause (ii)(A), other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof, and (B) payments in respect of Indebtedness permitted pursuant to Section 6.04(r), provided that no payment or forgiveness of any intercompany Indebtedness that is subordinated to the Obligations shall be made if a Default shall have occurred and be continuing or would result therefrom;

(iii)	refinancing of Indebtedness to the extent permitted under Section 6.01;
(iv)	payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;
(v)	payments of or in respect of Indebtedness made solely with Equity Interests in the Company;
(vi)
payments upon conversion of the Convertible Senior Debentures (or other convertible securities with terms substantially similar to, and no less favorable to the Lenders than, those of the Convertible Senior Debentures) into common stock of the Company (A) made solely in shares of common stock of the Company, together with cash payments in lieu of the issuance of fractional shares of common stock of the Company in connection with such conversion and (B) made in cash in an amount not to exceed the stated principal amount of the Convertible Senior Debentures (or such other convertible securities) so converted (provided that, after giving effect to any such cash payment, the Company shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a pro forma basis in accordance with Section 1.04(b)); and

(vii)	payments made by the Company to the late Dr. Felix Zandman or his estate pursuant to the Zandman Employment Agreement.
SECTION 6.09.                                        Transactions with Affiliates.  Neither the Company nor any Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in arm's-length transactions with unrelated third parties, (b) transactions between or among (i) Domestic Loan Parties not involving any other Affiliate, (ii) Domestic Subsidiaries other than Domestic Subsidiary Loan Parties not involving any other Affiliate, (iii) Foreign Subsidiary Loan Parties not involving any other Affiliate and (iv) Foreign Subsidiaries other than Foreign Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by the Company of Equity Interests and receipt by the Company of capital contributions, (e) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Company or any Subsidiary entered in the ordinary course of business, (f) loans and advances permitted under clauses (k) and (l) of Section 6.04, (g) transactions between the Company and the Subsidiaries, on the one hand, and VPG and its subsidiaries, on the other hand, contemplated by and in accordance with the Transition Services Agreement, (h) payments made by the Company to the late Dr. Felix Zandman or his estate pursuant to and in accordance with the Zandman Employment Agreement, and (i) Securitizations permitted by Section 6.05.

SECTION 6.10.                                        Restrictive Agreements.  Neither the Company nor any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary or to Guarantee Indebtedness of the Company or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), and (C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (v) of Section 6.01(a) if such restrictions or conditions apply only to the assets securing such Indebtedness and the proceeds thereof or (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by clause (vi) of Section 6.01(a) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, or (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01(a), provided that such restrictions and conditions apply only to Foreign Subsidiaries.  Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term "Guarantee and Collateral Requirement" or the obligations of the Loan Parties under Section 5.03, Section 5.04 or Section 5.12 hereof or under the Security Documents.

SECTION 6.11.                                        Amendment of Material Documents.  Neither the Company nor any Loan Party will amend, modify or waive any of its rights under (a) any agreement or instrument governing or evidencing any Material Indebtedness or (b) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be materially adverse to the Lenders.

SECTION 6.12.                                        Interest Expense Coverage Ratio.  The Company will not permit the ratio of (a) Consolidated EBITDA less the amount of Capital Expenditures to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters to be less than 2.00 to 1.00.

SECTION 6.13.                                        Leverage Ratio.  The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter to exceed 3.25 to 1.00.

SECTION 6.14.                                        Fiscal Year.  The Company will not, and the Company will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.

ARTICLE VII

Events of Default
If any of the following events ("Events of Default") shall occur:
(a)
any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)
any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)
any representation, warranty or statement made or deemed made by or on behalf of the Company or any Subsidiary in any Loan Document or in any report, certificate, financial statement or other information provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect (or in any respect, in the case of representations and warranties qualified by materiality) when made or deemed made;

(d)
the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.05 (with respect to the existence of any Borrower) or Section 5.11 or in Article VI;

(e)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f)
the Company or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)
any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness;

(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)
the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (v) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)	the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)
one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the opinion of the Required Lenders, such insurer is financially sound), shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)	one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(m)
any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except (i) as expressly provided in Section 9.13 or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or the Administrative Agent's failure to file Uniform Commercial Code continuation statements;

(n)
any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Subsidiary or upon the termination of such Loan Document in accordance with its terms; or

(o)	a Change in Control shall occur;
then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event described in clause (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender's or Issuing Bank's behalf.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such.  In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Company and such successor.  Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank.  Following the effectiveness of the Administrative Agent's resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Documents Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.
Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Bookrunner, a Syndication Agent or a Co-Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Company nor any other Loan Party shall have any rights as a third party beneficiary of any such provisions.
ARTICLE IX

Miscellaneous

SECTION 9.01.                                        Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)
if to the Company or any Subsidiary Borrower, to it, or to it in care of the Company, as the case may be, at 63 Lancaster Avenue, Malvern, Pennsylvania 19355, Attention of the Chief Financial Officer (Fax No. (610) 644-5812), with a copy to the General Counsel (Fax No. (610) 889-0965);

(ii)
if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603, Attention of April Yebd (Fax No. (888) 208-7168; E-mail: JPM.Agency.Servicing.6@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, New York, New York 10172, Attention of James A. Knight (Fax No. (646) 534-3081; E‑mail: james.a.knight@jpmorgan.com);

(iii)
if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent, the Company (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(iv)
if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603, Attention of April Yebd (Fax No. (888) 208-7168; E‑mail: JPM.Agency.Servicing.6@jpmchase.com); and

(v)	if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)            Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Any notices or other communications to the Administrative Agent or a Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c)            Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.                                        Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)            None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days' prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.17(b) or Section 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term "Required Lenders" may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing  Loans or Lenders, (F) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement or a Foreign Guarantee Agreement, as applicable (except as expressly provided in Section 9.13, the Collateral Agreement or a Foreign Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.13 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification to expand the types of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents) and (H) change Section 9.13(b) or 9.13(c) in a manner that would alter the conditions to effectiveness of a release of or reinstatement of any Liens, or eliminate the potential for reinstatement of Liens without the written consent of each Lender; provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

SECTION 9.03.                                        Expenses; Indemnity; Damage Waiver.  (a)  The Borrowers agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and one firm of local counsel in each appropriate jurisdiction, for all of the foregoing, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel and one firm of local counsel in each appropriate jurisdiction for all of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)            The Borrowers agree, jointly and severally, to indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, Syndication Agent, Documentation Agent, Lender and Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including reasonable fees, charges and disbursements of counsel (limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and one firm of local counsel in each appropriate jurisdiction for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, separate counsel for each group of similarly affected Indemnitees)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any Subsidiary, or any Environmental Liability related in any way to the Company or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Engagement Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, penalties, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (a) the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (b) the material breach of any express obligation of an Indemnitee or any of its Related Parties under this Agreement or any other Loan Document as asserted in any claim instituted by the Borrower or any Subsidiary against such Indemnitee or its Related Parties on the basis of such breach.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            To the extent that the Borrowers fail to pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity.  For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, and unused Commitments at the time (or most recently outstanding and in effect).

(d)            To the extent permitted by applicable law, no Borrower shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)            All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.                                        Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)
the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if a payment or bankruptcy-related Event of Default has occurred and is continuing, for any other assignment; and

(B)	the Administrative Agent and each Issuing Bank.
(ii)	Assignments shall be subject to the following additional conditions:

(A)
except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)	each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;
(C)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.03).

(iv)
The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)
Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.  Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)            Any Lender may, without the consent of any Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees ("Participants") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders.  Each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 and Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.  Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.                                        Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a "Letter of Credit" outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or Section 2.05(f).  The provisions of Section 2.14, Section 2.15, Section 2.16, Section 2.17(e), Section 2.17(f) and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.                                        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Engagement Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Engagement Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.                                        Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.                                        Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of such Borrower now or hereafter existing under this Agreement owed to such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement.  The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.  Each Lender or Issuing Bank exercising its rights under this Section shall notify the Company promptly after the exercise thereof, provided that the failure to give such notice shall not affect the validity of such setoff.

SECTION 9.09.                                        Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any of its properties in the courts of any jurisdiction.

(c)            Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.                                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.                                        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.                                        Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Company.  For purposes of this Section, "Information" means all information received from the Company relating to the Company or any Subsidiary or their businesses, including any information received by the Administrative Agent or any Lender in the exercise of its inspection and audit rights pursuant to Section 5.09, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Company (other than any such information that the Administrative Agent, such Lender or such Issuing Bank knew became available as a result of a breach of an obligation to the Company or any Subsidiary to maintain the confidentiality thereof); provided that, in the case of information received from the Company after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.                                        Release of Liens and Guarantees.  (a)  Notwithstanding any contrary provision in any Security Document, (i) a Subsidiary Loan Party (other than any Subsidiary Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) upon any sale or other transfer by any Loan Party (other than to the Company or any Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.

(b)            Notwithstanding any contrary provision herein or in any other Loan Document, but subject to subsection (c) below, if (i) the Ratings Condition is satisfied, (ii) the Company shall have provided notice to the Administrative Agent of a request to release the Liens created under the Security Documents specifying the date of such proposed release (which shall be a Business Day at least 15 days after such notice) (the "Release Date"), (iii) no Default or Event of Default shall have occurred and be continuing on the Release Date and (iv) on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed on behalf of the Company by an authorized officer thereof, confirming the satisfaction of each of the conditions set forth in clauses (i) and (iii) above, then (A) the Administrative Agent shall, without the consent of any Secured Party and at the Company's expense, execute and deliver all documents that the Company shall reasonably request to evidence such release, (B) the provisions of the Collateral and Guarantee Requirement, insofar as they relate to the creation and perfection of Liens under the Security Documents, shall be deemed to be ineffective and (C) all other provisions of this Agreement, insofar as they relate to the creation and perfection of Liens under the Security Documents, shall be deemed to be ineffective.

(c)            In the event that, subsequent to the release of Liens under the Security Documents pursuant to subsection (b) above, the Ratings Condition is not satisfied, (i) the provisions of the Collateral and Guarantee Requirement and each other provision of this Agreement that has been deemed to be ineffective pursuant to subsection (b) above shall cease to be ineffective and shall be deemed to be reinstated and in full force and effect, (ii) the Company shall cause the Collateral and Guarantee Requirement to be satisfied as promptly as practicable thereafter and in any event within 30 days thereafter (or such longer period as the Administrative Agent may agree to in writing) and (iii) the provisions of subsection (b) above shall be deemed to be ineffective.  In connection with the foregoing, the Company shall, and shall cause the Subsidiary Loan Parties to, deliver such perfection certificates, lien searches, opinions and other documents and certificates as the Administrative Agent may reasonably request.

(d)            Any Subsidiary that ceases to be a Foreign DRE and becomes a Foreign Subsidiary as a result of its election, or the election of its parent, to be classified as a "corporation" for United States Federal income tax purposes shall automatically be released from its obligations under the Security Documents, and all security interests created by the Security Documents in the Equity Interests of such Foreign DRE or in the Collateral owned by such Foreign DRE shall be automatically released, in each case to the extent, and only to the extent, necessary to effect the treatment of such Subsidiary as a Foreign Subsidiary for purposes of the Collateral and Guarantee Requirement.  Notwithstanding anything to the contrary contained in the foregoing, the Collateral and Guarantee Requirement shall, at all times, be required to be satisfied with respect to such Subsidiary.

(e)            In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party's expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.14.                                        USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.15.                                        No Fiduciary Relationship.  The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.16.                                        Non-Public Information.  (a)  Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Each Lender represents to each Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b)            Each Borrower and each Lender acknowledge that, if information furnished by any Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through IntraLinks/IntraAgency, SyndTrak or another website or other information platform (the "Platform"), (i) the Administrative Agent may post any information that such Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if any Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives.

(c)            Each Borrower agrees, at the request of the Administrative Agent, to specify whether any information furnished by such Borrower to the Administrative Agent pursuant to, or in connection with, this Agreement contains MNPI (it being acknowledged that nothing in this paragraph shall be deemed to obligate the Administrative Agent to make any such request).

SECTION 9.17.                                        Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, (a) if the security interest of the Administrative Agent in such Collateral secures the Secured Obligations, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution) and (b) if the security interest of the Administrative Agent in such Collateral secures solely the Foreign Secured Obligations and does not secure any other Secured Obligations, to the payment in full of the Foreign Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Foreign Secured Obligations owed to them on the date of any such distribution); and
THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.  Notwithstanding the foregoing, the proceeds of any collection or sale of Collateral of any Grantor, including any Collateral consisting of cash, shall not be applied to Excluded Swap Obligations (if any) of such Grantor and shall instead be applied to other Secured Obligations.
SECTION 9.18.                                        Parallel Debt.  (a)  Each party hereto acknowledges, agrees and accepts the provisions set forth in Section 7.15 of the Collateral Agreement.

(b)            Each party hereto acknowledges, agrees and accepts that the Administrative Agent holds the security interests granted under any Foreign Pledge Agreement in its own name and as sole creditor in accordance with the terms of the parallel debt provisions as set forth in the Collateral Agreement and that the terms of its appointment shall be as set forth in the Collateral Agreement and this Agreement.

(c)            Each of the parties hereto agrees that the claim of the Administrative Agent in respect of the Domestic Parallel Debt of each Domestic Loan Party and the claims of any one or more of the Secured Parties in respect of the Domestic Secured Obligations do not constitute common property (gemeenschap) within the meaning of section 3:166 of the Netherlands Civil Code and that the provisions relating to common property shall not apply.  Should a court determine that the claim of the Administrative Agent and the claims of any one or more of the Secured Parties in respect of the Domestic Secured Obligations do constitute common property and the provisions of common property do apply, the Secured Parties agree that this Agreement, together with the Collateral Agreement, shall constitute the administration agreement (beheersregeling) within the meaning of section 3:168 of the Netherlands Civil Code, pursuant to which the Administrative Agent shall be solely authorized to exercise any and all rights in relation to the Domestic Parallel Debts and any related security interest in favor of the Administrative Agent pursuant to any Foreign Pledge Agreement or other Security Document governed by the laws of (or affecting assets situated in) the Netherlands, in each case securing any or all Domestic Parallel Debts.

SECTION 9.19.                                        Waiver.  Each Lender hereby waives any Default arising prior to the Effective Date under the Existing Credit Agreement solely to the extent resulting from (i) the Company's failure  to file, or to have delivered to the Administrative Agent for filing, any Uniform Commercial Code financing statements required by any Loan Document as a result of the May 9, 2012 name change of Vishay HiRel Systems LLC (f/k/a HiRel Systems LLC), (ii) any inaccuracy in an officer's certificate delivered pursuant to Section 5.01(d) attributable to a failure to disclose such name change and file Uniform Commercial Code financing statements or amendments thereto in connection with such name change, (iii) any failure to notify the Administrative Agent under Section 5.02(a) of any Default arising from the matters referred to in clauses (i), (ii) or (iv) of this sentence and (iv) any Default under Article VII(c) as a result of an inaccuracy in any representation made or deemed made in connection with a borrowing or issuance, amendment, renewal or extension of a Letter of Credit attributable to the matters waived pursuant to this sentence.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
VISHAY INTERTECHNOLOGY, INC.,

By                /s/ David E. McConnell
Name: David E. McConnell
Title: Vice President and Corporate
         Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By            /s/ Peter M. Killea
Name: Peter M. Killea
Title: Senior Vice President

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By /s/

Name:
Title:

For any Lender requiring a second signature block:

By

Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: Sovereign Bank, N.A.

By /s/

Name:
Title:

For any Lender requiring a second signature block:

By

Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: Bank Hapoalim B.M.

By /s/

Name:
Title:

For any Lender requiring a second signature block:

By /s/

Name: James P. Surless
Title: Vice President

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: KBC Bank N.V.

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Name:
Title:

For any Lender requiring a second signature block:

By /s/

Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: TD Bank, N.A.

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Name:
Title:

For any Lender requiring a second signature block:

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Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: Bank Leumi USA

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Name:
Title:

For any Lender requiring a second signature block:

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Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: Comerica Bank

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Name:
Title:

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Name:
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SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: RBS Citizens, N.A.

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Name:
Title:

For any Lender requiring a second signature block:

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Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: UniCredit Bank AG, New York Branch

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Name:
Title:

For any Lender requiring a second signature block:

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Name:
Title:

SIGNATURE PAGE TO THE FIRST
AMENDED AND RESTATED
CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC

Name of Institution: HSBC Bank USA, N.A.

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Name:
Title:

For any Lender requiring a second signature block:

By

Name:
Title: